UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒ Definitive proxy statement
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Maxim Integrated Products, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, CA 94086

(408) 737-7600

September 29, 2010

Dear Stockholders:

We are pleased to invite you to attend Maxim Integrated Products, Inc.’s (“Maxim,” “we” or “our”) 2010 annual meeting of stockholders to be held on Tuesday, November 9, 2010 at 10:00 a.m. Pacific Time, at our Event Center at 433 N. Mathilda Avenue, Sunnyvale, California 94086.

Details regarding admission to the meeting and the business to be conducted are described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials (the “Notice”) to be mailed to you on or about September 30, 2010. We have also made available a copy of our 2010 Annual Report on Form 10-K with this proxy statement. We encourage you to read our 2010 Annual Report as it includes our audited financial statements and provides information about our business and products.

As we did last year, we have elected to provide access to our proxy materials for the 2010 annual meeting over the Internet under the “notice and access” rules of the Securities and Exchange Commission (“SEC”). We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our annual meeting, and helps to conserve natural resources. The Notice you will receive in the mail contains instructions on how to access this proxy statement and 2010 Annual Report and vote online. The Notice also includes instructions on how to request a paper copy of the annual meeting materials, should you wish to do so.

Of particular importance is our proposal to increase the number of shares reserved for issuance under our 1996 Stock Incentive Plan (the “1996 Equity Plan”). With this letter, I am seeking your support of the addition of 7 million shares to the 1996 Equity Plan, which represents approximately 2.36% of the total number of shares currently outstanding. In order to achieve our long-range plan, our goal of being recognized by our employees, customers, and investors as the leading company in the analog and mixed-signal semiconductor industry, and to maximize stockholder value, management and the board of directors believe it is imperative that stockholders approve our request for the addition of 7 million shares to the 1996 Equity Plan.

Your vote is important. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice.

Also, please let us know if you plan to attend our annual meeting when you vote by telephone or over the Internet by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support of Maxim. We look forward to seeing you at our annual meeting.

Sincerely,

Tunc Doluca
President and Chief Executive Officer

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, CA 94086

(408) 737-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on Tuesday, November 9, 2010 (the “meeting date”).

Place	Event Center, 433 N. Mathilda Avenue, Sunnyvale, California 94086.

Items of Business

(1)    To elect seven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2)    To ratify the appointment of Deloitte & Touche LLP as Maxim’s independent registered public accounting firm for the fiscal year ending June 25, 2011.

(3)    To ratify and approve amendments to Maxim’s 2008 Employee Stock Purchase Plan (the “2008 ESP Plan”) to increase the number of shares available for issuance thereunder by 2,000,000 shares.

(4)    To ratify and approve an amendment to Maxim’s Amended and Restated 1996 Stock Incentive Plan (the “1996 Equity Plan”) to increase the number of shares available for issuance thereunder by 7,000,000 shares.

(5)    To consider such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Maxim stockholder as of the close of business on September 13, 2010 (the “record date”).

Meeting Admission

You are entitled to attend the annual meeting only if you were a Maxim stockholder as of the close of business on the record date or hold a valid proxy to vote at the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a brokerage firm, bank, broker-dealer, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your brokerage firm, bank, broker-dealer, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. Cameras and other video or audio recording devices will not be permitted at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

The annual meeting will begin promptly on the meeting date at 10:00 a.m., Pacific Time. Check-in will begin at 9:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you will receive in the mail, the Questions and Answers section in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the board of directors,

Tunc Doluca
President and Chief Executive Officer

This proxy statement and form of proxy will be filed with the SEC on September 29, 2010. The Notice containing instructions on how to access this proxy statement online or receive a paper or email copy will be mailed to the stockholders on or about September 30, 2010.

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, California 94086

Proxy Statement for Annual Meeting of Stockholders

NOVEMBER 9, 2010

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

Our board of directors is making these materials available to you on the Internet, or, upon your request, is delivering printed proxy materials to you, in connection with the solicitation of proxies for use at Maxim’s 2010 annual meeting of stockholders, which will take place on November 9, 2010 at 10 a.m. Pacific Time, at our Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086. As a stockholder holding shares of our common stock on September 13, 2010 (the “record date”), you are invited to attend the annual meeting and requested to vote on the proposals described in this proxy statement.

As of the record date, 296,980,830 shares of Maxim’s common stock were issued and outstanding.

Q:	What information is contained in this proxy statement?

A:

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other information required to be provided by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

A:

Under the applicable rules of the SEC, we may furnish proxy materials, including this proxy statement and our 2010 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Providing access to proxy materials over the Internet would help us lower the cost of holding our annual meeting and save natural resources. On or about September 30, 2010, we are mailing the notice of the Internet Availability of Proxy Materials (the “Notice”) to our stockholders (except those stockholders who previously requested electronic or paper delivery of proxy materials), which includes instructions as to how stockholders may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

Q:	How do I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the Internet and vote online; and

•	If desired, instruct us to send our future proxy materials to you electronically by email or by mail.

Q:	I share an address with another stockholder and we only received one copy of the Notice and/or other proxy materials. How may I obtain a separate copy?

A:

Under the procedure approved by the SEC called “householding,” if you have the same address and last name as another stockholder and do not participate in electronic delivery of proxy materials, you may receive only one copy of the Notice, or, if applicable, one copy of any other proxy materials, unless you instruct us otherwise. Please note that you will still be able to access the proxy materials on the Internet and vote your shares separately. If you received a single copy of the Notice or other proxy materials as a result of householding and you would like to have separate copies of such materials mailed to you, please submit your request either by calling the number provided below or mailing a written request to the address provided below:

Corporate Secretary

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

(408) 470-5606

We will promptly mail a separate copy of this proxy statement upon our receipt of such request. Please note that if you want to receive a paper copy of this proxy statement or other proxy materials, you should follow the instructions included in the Notice.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	the election of seven directors;

•	the ratification of the appointment of Deloitte & Touche LLP as Maxim’s independent registered public accounting firm for the fiscal year ending June 25, 2011;

•	the ratification and approval of an amendment to Maxim’s 2008 ESP Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares; and

•	the ratification and approval of an amendment to Maxim’s 1996 Equity Plan to increase the number of shares available for issuance thereunder by 7,000,000 shares.

In addition, we will consider any other items of business that properly come before the annual meeting.

Q:	What are the requirements for admission to the meeting?

A:

Only stockholders holding shares of Maxim’s common stock as of the record date or their proxy holders and Maxim’s guests may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. (Pacific Time). Cameras and other video or audio recording devices will not be permitted at the meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares as a beneficial owner through a brokerage firm, bank, broker-dealer, trustee or nominee, you will need to ask your brokerage firm, bank, broker-dealer, trustee or nominee for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your share ownership as of September 13, 2010, the record date) with you to the meeting. We can use that to verify your ownership of shares of our common stock and admit you to the meeting. However, as discussed more fully under the heading “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”, beneficial owners will not be able to vote their shares at the annual meeting without a legal proxy.

Q:	How does the board of directors recommend that I vote?

A:

Our board of directors recommends that you vote your shares (1) “FOR” the election of each of the nominees to the board of directors, (2) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 25, 2011, (3) “FOR” the ratification and approval of an amendment to Maxim’s 2008 ESP Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares, and (4) “FOR” the ratification and approval of an amendment to Maxim’s 1996 Equity Plan to increase the number of shares available for issuance thereunder by 7,000,000 shares.

Q:	How many votes do I have?

A:	For each proposal to be voted on, you have one vote for each share of Maxim’s common stock you own as of the record date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Many Maxim stockholders hold their shares through a broker or other nominees rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, as of the record date, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Maxim. As the stockholder of record, you have the right to grant your voting proxy directly to Maxim or to vote in person at the annual meeting. If you requested to receive printed proxy materials, Maxim has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”, or by completing and mailing the proxy card if you requested a printed copy of the proxy materials.

Beneficial Owner: If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, broker-dealer or trustee how to vote your shares, and you are also invited to attend the annual meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the brokerage firm, bank, broker-dealer, trust or other similar organization that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the brokerage firm, bank, broker-dealer, trustee or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail by following the voting instruction card provided to you by your brokerage firm, bank, broker-dealer, trustee or nominee.

Q:	Can I change my vote?

A:

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are a stockholder of record, you may change your vote by (1) delivering to Maxim’s Corporate Secretary at 120 San Gabriel Drive, Sunnyvale, California 94086 a written notice of revocation or a duly executed proxy bearing a date subsequent to your original proxy prior to the date of the annual meeting, or (2) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, broker-dealer, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	What happens if I deliver a signed proxy without specifying how my shares should be voted?

A:

If you sign and deliver your proxy without instructions and do not later revoke the proxy, the proxy will be voted “FOR” the slate of nominees to the board of directors described in this proxy statement and “FOR” Proposals No. 2, No. 3 and No. 4. As to any other matter that may properly come before the annual meeting, the proxy will be voted according to the judgment of the proxy holders.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. An independent tabulator, not Maxim, will count the votes, and your vote will not be disclosed either within Maxim or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the results and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Maxim management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Maxim as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the seven nominees receiving the highest number of affirmative “FOR” votes at the annual meeting will be elected.

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (1) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 25, 2011, (2) the ratification and approval of an amendment to Maxim’s 2008 ESP Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares, and (3) the ratification and approval of an amendments to Maxim’s 1996 Equity Plan to increase the number of shares available for issuance thereunder by 7,000,000 shares.

Q:	What are my voting choices?

A:

In the election of directors, you may vote “FOR” or “WITHHOLD” with regards to all or some of the nominees. Votes “WITHHOLD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting but will have no other legal effect upon election of directors, as the election of a director only requires a plurality of affirmative “FOR” votes.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

Q:	What is the effect of broker non-votes and abstentions?

A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Therefore, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus have the same effect as votes against the matter. However, in the election of directors, the vote “WITHHOLD” will have no effect on the outcome as such election only requires a plurality of affirmative “FOR” votes.

Q:	Is cumulative voting permitted for the election of directors?

A:

Yes. You may cumulate your votes for the election of directors. You are entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by you, and you may cast all such votes for a single director or distribute such votes among as many candidates who have been properly nominated as you see fit. Please note that the proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among the seven nominees recommended by the board of directors.

Q:	What happens if additional matters are presented at the annual meeting?

A:

Other than the four specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark Casper and Bruce Kiddoo, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees described in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from Broadridge Financial Services. Broadridge Financial Services will tabulate the votes in connection with the annual meeting.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:

Maxim will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our current report on Form 8-K within four business days of the annual meeting date.

Q:	What is the deadline for submission of stockholder proposals for consideration at the 2011 annual meeting?

A:

For proposals other than nomination of director candidates: Pursuant to the SEC Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal will be considered for inclusion in our proxy materials for the 2011 annual meeting only if the Corporate Secretary of Maxim receives the proposal by no later than June 2, 2011.

Pursuant to the SEC Rule 14a-4 and 14a-5 promulgated under the Exchange Act, a stockholder proposal for consideration before the 2011 annual meeting that is not intended to be included in our proxy materials for the 2011 annual meeting will be considered timely only if the Corporate Secretary of Maxim receives notice of such stockholder proposal by no later than August 16, 2011. If the Corporate Secretary is not notified of such proposal on or before August 16, 2011, then Maxim’s proxy holders will be permitted to use their discretionary voting authority to vote on such proposal if such proposal is raised at the 2011 annual meeting.

Proposals should be addressed to:

Corporate Secretary

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.

Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to Maxim’s proxy materials with respect to such meeting, (2) brought by, or at the direction of, our board of directors, or (3) brought by a stockholder of Maxim who is a stockholder of record entitled to vote at the annual meeting who has timely delivered written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2011 annual meeting of stockholders, our Corporate Secretary must receive the written notice, prepared in accordance with our bylaws, at our principal executive offices:

•	not later than the close of business on August 16, 2011; and

•	not earlier than the close of business on July 15, 2011.

In the event that we hold our 2011 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2010 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 90th day prior to the 2011 annual meeting; or

•

the 10th day following the day on which public announcement of the meeting date is made (either in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by Maxim with the SEC).

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting takes any action contrary to the representations made in his or her notice to Maxim’s Corporate Secretary, or if such representations contain an untrue statement of a material fact or omit a material fact, we are not required to present the proposal for a vote at such meeting.

For nomination of director candidates: Stockholders may propose nominees to be eligible for election as directors at the 2011 annual meeting in accordance with the provisions of our bylaws. To properly nominate such a candidate, a stockholder must deliver written notice, prepared in accordance with our bylaws, to Maxim’s Corporate Secretary prior to the deadlines set forth above for stockholder proposals. Prior to submitting a nomination, stockholders should take care to note all deadlines under the SEC Rules and Maxim bylaws described above.

Nominations should be addressed to:

Corporate Secretary

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

If a stockholder who has notified us of his or her intention to nominate a director candidate at an annual meeting takes any action contrary to the representations made in his or her notice to Maxim Corporate Secretary, or if such representations contain an untrue statement of a material fact or omit a material fact, we are not required to present the nomination at such meeting. For further information on requirements for director nominations by stockholders, please see our bylaws and the section entitled “Nominations of Director Candidates by Stockholders” in this proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws can be found in the Corporate Governance section of Maxim’s corporate website at http://www.maxim-ic.com/company/investor/governance. You may also contact our Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * *

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board of Directors

The names, ages and qualifications of each of our directors as of September 29, 2010 are as set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among any of our directors or executive officers.

Name	Age	Principal Occupation and Business Experience
B. Kipling Hagopian	68

Mr. Hagopian has served as a director of Maxim since 1997 and has been the Chairman of the board of directors since January 2007. Mr. Hagopian is a founder of Brentwood Associates, a venture capital investment company, and was a General Partner of Brentwood until 1996 and a General Partner of all of the funds established by Brentwood from inception in 1972 until 1989. He has been a Special Limited Partner of each of the five Brentwood venture funds established since 1989 and is a Special Advisory Partner to Redpoint Ventures I, which is a successor to Brentwood’s information technology funds. Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a Managing Member of Apple Oaks Partners LLC, a private investment company. From January 2006 to July 2010, Mr. Hagopian served on the board of directors of Thomas Weisel Partners Group, Inc.

Tunc Doluca	52

Mr. Doluca has served as a director of Maxim, as well as the President and Chief Executive Officer, since January 2007. He joined Maxim in October 1984 and served as Vice President between 1994 and 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1994, he served in a number of integrated circuit development positions.

James R. Bergman	68

Mr. Bergman has served as a director of Maxim since 1988. Mr. Bergman was a founder and has been a General Partner of DSV Associates since 1974 and a founder and General Partner of its successors, DSV Partners III and DSV Partners IV. These firms provide venture capital and management assistance to emerging companies, primarily in high technology. Since July 1997, he has also served as a Special Limited Partner of Cardinal Health Partners and Cardinal Partners II, which are private venture capital funds.

Joseph R. Bronson	62

Mr. Bronson has served as a director of Maxim since November 2007. Mr. Bronson is Principal and Chief Executive Officer of the Bronson Group, LLC, which provides financial and operational consulting services. Mr. Bronson served as the Chief Executive Officer of Silicon Valley Technology Company, a private company that provides technical services to the semiconductor and solar industries, from 2009 to March 2010, and he also served on Silicon Valley Technology Company’s board of directors. Mr. Bronson served as President and Chief Operating Officer of Sanmina-SCI Corporation, a worldwide contract manufacturer, between August 2007 and October 2008, and he also served on Sanmina-SCI’s board of directors between August 2007 and January 2009. Before joining Sanmina-SCI, Mr. Bronson served as President, Co-Chief Executive Officer and a director of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, between 2004 and 2007.

Name	Age	Principal Occupation and Business Experience

Prior to 2004, Mr. Bronson spent 20 years at Applied Materials in senior level operations management, concluding with the position of Executive Vice President and Chief Financial Officer. In addition to Maxim, Mr. Bronson currently serves on the boards of directors of Jacobs Engineering Group Inc. and SDC Materials.

Robert E. Grady	52

Mr. Grady has served as a director of Maxim since August 2008. Since October 2009, Mr. Grady has been a Managing Director at the Cheyenne Capital Fund, a private equity investment firm. Mr. Grady was appointed as Chairman of New Jersey’s Council of Economic Advisors by Governor Chris Christie in January 2010, became a member of the New Jersey State Investment Council (which oversees the state’s $68 billion pension fund) in June 2010, and was elected Chairman of the New Jersey State Investment Council in September 2010. Mr. Grady was a Managing Director at The Carlyle Group, a global private equity firm, from 2000 to 2009, where he served as a member of the firm’s Management Committee; Chairman and Fund Head of Carlyle’s U.S. venture and growth capital group, Carlyle Venture Partners (CVP); on the investment committees of CVP, Carlyle Asia Growth Partners, and Carlyle Europe Technology Partners; and as a director of multiple Carlyle portfolio companies. Between 1993 and 2000, he was a Partner and Member of the Management Committee at Robertson Stephens & Company, an emerging growth-focused investment banking firm. Previously, Mr. Grady served in the White House as Deputy Assistant to the President of the United States of America, as Executive Associate Director of the Office of Management and Budget (“OMB”), and as Associate Director of OMB for Natural Resources, Energy and Science. Mr. Grady is a former director of the National Venture Capital Association, and he served as Chairman of the National Venture Capital Association in 2006 and 2007. From 1993 to 2004, Mr. Grady served on the faculty of the Stanford Graduate School of Business as a Lecturer in Public Management. In addition to Maxim, Mr. Grady currently serves on the board of directors of Stifel Financial Corp., a financial services firm focused on investment banking and asset management, and of several privately-held companies. From July 2004 to June 2010, Mr. Grady also served on the board of directors of AuthenTec, Inc., a maker of fingerprint identification semiconductors, and from September 2009 to July 2010, Mr. Grady served on the board of directors of Thomas Weisel Partners Group, Inc., which was acquired by Stifel Financial Corp.

William D. Watkins	57

Mr. Watkins has served as a director of Maxim since August 2008. Mr. Watkins is the Chief Executive Officer and a member of the board of directors of Bridgelux, Inc., a leading light emitting diode (LED) developer. Mr. Watkins was Seagate Technology’s Chief Executive Officer between July 2004 and January 2009 and was a member of its board of directors between 2000 and January 2009. Previously, Mr. Watkins was Seagate’s President and Chief Operating Officer, a position he had held since 2000, and in this capacity was responsible for the company’s global hard disc drive operations. Mr. Watkins joined Seagate in 1996 as part of the company’s merger with Conner Peripherals. In addition to Maxim, Mr. Watkins currently serves on the board of directors of Flextronics International Ltd.

Name	Age	Principal Occupation and Business Experience
A. R. Frank Wazzan	74

Dr. Wazzan has served as a director of Maxim since 1990. Dr. Wazzan is Distinguished Professor and Dean Emeritus of the School of Engineering, University of California, Los Angeles. Dr. Wazzan has served as consultant to Douglas Aircraft, Hughes Electrodynamics, North American Rockwell, the U.S. Atomic Energy Commission, Westinghouse Oceanics Division, Honeywell, and the Department of Defense while at Rand Corporation, where he was granted secret, top secret, and critical nuclear weapon design and information clearances to work on the design of underwater weapon systems, the effect of nuclear radiation on the performance of electronic materials and communication satellites, and methods of hardening boosters and satellites to laser and microwave weapons. Dr. Wazzan is a member of the American Institute of Aeronautics and Astronautics, a Guggenheim Fellow, and a Fellow of the American Nuclear Society. He is recipient of the Gold Medal Award at the First International Meeting on Nuclear Power Plants in Commercial Operations.

Board of Directors Leadership Structure and Committee Composition

Currently, there are seven members of the board of directors, consisting of B. Kipling Hagopian, Tunc Doluca, James R. Bergman, Joseph R. Bronson, Robert E. Grady, William D. Watkins and A. R. Frank Wazzan. Mr. Hagopian, an independent director, is the Chairman of the board of directors. The Company has no fixed policy on whether the roles of Chairman and chief executive officer should be separate or combined. This decision is based on the best interests of the Company and its stockholders under the circumstances existing at the time. The board currently believes that it is most appropriate to separate the roles of Chairman and chief executive officer in recognition of the qualitative differences between the two roles as set forth below. The chief executive officer is primarily responsible for setting the strategic direction for the Company and the day to day leadership of the Company, while the Chairman presides over meetings of the full board and ensures that the board of director’s time and attention are focused on the matters most critical to the Company.

Our board of directors has the following three standing committees: (1) an Audit Committee, (2) a Compensation Committee (including its sub-committee, the Equity Grant Sub-Committee), and (3) a Nominating and Governance Committee. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available in our Corporate Governance section of our website at http://www.maxim-ic.com/company/investor/governance. During fiscal year 2010, the board of directors held 16 meetings and acted by written consent 9 times. During fiscal year 2010, each director attended at least 75% of all meetings of the board of directors and applicable committee meetings. While not mandatory, we strongly encourage our directors to attend our annual meeting of stockholders. All of our directors attended the 2009 annual meeting of stockholders.

Independence of the Board of Directors

Our board of directors has determined that, with the exception of Mr. Doluca, Maxim’s Chief Executive Officer, all of its members during fiscal year 2010 were, and currently are, “independent directors” as that term is defined in the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”), including for the purposes of the Audit Committee composition requirements. Such independence definition includes a series of objective tests, including that the director not be an employee of Maxim and not be engaged in certain types of business transactions or dealings with Maxim. In addition, as further required by the NASDAQ rules, the board of directors has made a subjective determination that no relationships exist between Maxim and each director which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out his responsibilities as director. The independent directors meet regularly in executive session, without members of management present.

The Board’s Role in Risk Oversight

It is management’s responsibility to identify, assess and manage the material risks that the Company faces, and the board oversees management in this effort. Specifically, the board’s role in the Company’s risk oversight process includes receiving periodic reports at regularly scheduled board meetings from members of senior management on areas of material risk to the Company as they arise, including financial, operational, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from a member of senior management to enable it to understand our risk identification, risk management and risk mitigation strategies. Upon receiving such reports, the board provides such guidance as it deems necessary.

In general, the entire board has oversight responsibility for the Company’s strategic and operational risks, such as mergers and acquisitions and manufacturing, as well as reputational risks. The Audit Committee has oversight responsibility for financial and related legal risks (such as accounting, asset management, tax strategy and internal controls). Oversight for regulatory and compliance risks are generally shared among board committees. For example, the Nominating and Governance Committee oversees compliance with the Company’s corporate governance guidelines and governance related laws, the Audit Committee oversees compliance with the Company’s code of business conduct and ethics and the Compensation Committee oversees compliance with the company’s compensation plans and related laws and policies.

In fiscal year 2010, management and the board established a more formalized process for risk identification and risk management by charging the Chairman of the Nominating and Governance Committee to work on behalf of the board with the Company’s Senior Legal Counsel and Managing Director of Internal Audit to help identify, document and assess material risks that the Company faces, with periodic reports to be made to the entire board. As part of this effort, management recently established an enterprise risk committee (“ERC”) comprised of executives from key functional areas of the Company, including business units, manufacturing, finance and legal. Each such executive will be responsible for identifying and documenting their respective areas of risk, and the ERC will then seek to ensure that appropriate strategies are in place to manage and mitigate identified material risks.

Risk considerations in our Compensation Policies and Practices

Company management reviewed our compensation policies and programs in effect during fiscal year 2010 for all employees, including officers, to determine if those policies and programs create or encourage unreasonable or inappropriate risk taking. As part of the risk assessment, management, including the Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources, General Counsel and Associate General Counsel, held meetings to discuss: (1) the key components and features of the Company’s policies and programs, (2) a methodology to determine if those policies and programs created a material adverse risk to the Company and (3) their conclusions. Based on this assessment, management concluded that the Company’s compensation policies and practices for its employees, including all officers, are not reasonably likely to have a material adverse effect on the Company for the following reasons:

•

The Company structures its compensation program to consist of both fixed and variable components. The fixed portion (base salary) of compensation program is designed to provide steady income regardless of the Company’s stock price performance so that executives and employees of the Company will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of compensation are designed to reward both short and long-term individual and company performance, which we believe discourages employees from taking actions that focus only on the short-term success of the Company. For short-term performance, annual cash performance bonuses are generally awarded (1) for non-officer employees, based on individual performance to quarterly goals and Company operating income (excluding the effect of special expense items), and (2) for officers, based on operating income (excluding the effect of special expense items), year-over-year growth in operating income (excluding the effect of special expense items), year-over-year relative stock price performance as compared to our five closest peers, and individual performance. For long-term performance, the Company grants various types of equity-based awards that are designed to promote the sustained success of the Company. We attempt to structure equity awards to ensure that employees have equity awards that adequately vest in future years. Stock option awards generally vest in the third and fourth year after grant and are only valuable if our stock price increases over time, and restricted stock units generally vest in quarterly installments over a period of two to four years and provide some value irrespective of our stock price. The Company believes that these variable elements of compensation are a sufficient percentage of overall compensation to motivate our employees and officers to achieve superior short and long-term corporate results, while the fixed element is also sufficiently high to discourage the taking of unnecessary or excessive risks in pursuing such results.

•

Officers and non-officer employees are encouraged to take a balanced approach that focuses on corporate profitability, rather than on such other measures as revenue targets, which may incentivize management to drive sales without regard to costs, as operating income is a key performance measure for determining annual performance bonuses. If the Company’s profit is lower, then payouts under the applicable bonus programs will be smaller.

•

The Company has established substantially the same compensation programs, policies and targets for officers as a group as well as non-officer employees as a group. The Company believes this encourages consistent behavior and focus across the Company.

•

The Company has imposed both a floor and a cap on the amount of its annual cash performance bonus pool payable to officers at 1% and 3% of operating income (excluding the effect of special expense items), respectively, which the Company believes mitigates excessive risk taking. Even if the Company greatly exceeds its operating income growth targets and its stock price greatly outperforms, the annual cash bonus payable is limited by the pre-determined bonus pool cap, and the floor ensures (subject to Compensation Committee approval) some level of bonuses if performance metrics are not achieved (largely because of market economic conditions, rather than due to poor performance by the Company).

•

We have strict internal controls over the measurement and calculation of operating income (excluding the effect of special expense items) and relative stock price performance (year-over-year measured from April 1-June 30), designed to keep these items from being susceptible to manipulation by any employee, including our officers. As part of our internal controls, our finance department oversees and reviews the calculations used by management to determine the total size of the annual bonus pool payable to officers. In addition, all of our employees are required to be familiar with, and our executives are required to sign a certification that they have read and are bound by, our code of business conduct and ethics, which covers, among other items, accuracy and integrity of books and records.

•

Under the Company’s Insider Trading Policy, all employees are strongly discouraged from engaging in short-sales involving the Company’s stock to avoid insulating themselves from the effects of poor stock price performance.

After reaching this conclusion, management presented its analysis and determination to the Compensation Committee.

Audit Committee and Audit Committee Financial Expert

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is currently comprised of Messrs. Bergman, Bronson and Watkins, each of whom is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Since October 2008, Mr. Bronson has been the Chairman of the Audit Committee. Prior to Mr. Bronson’s appointment as Chairman of the Audit Committee, Mr. Bergman served as Chairman of the Audit Committee beginning March 1, 2007. The board of directors has determined that Mr. Bronson is an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee has a written charter adopted on June 8, 2000 and most recently amended on April 6, 2007 and on August 24, 2009. The Audit Committee held nine meetings during fiscal year 2010, and each member of the Audit Committee attended at least 75% of these meetings.

The Audit Committee oversees the accounting, financial reporting, and audit processes of Maxim’s financial statements. In accordance with the Audit Committee Charter, the Audit Committee appoints Maxim’s independent registered public accounting firm and is primarily responsible for approving the services performed by Maxim’s independent auditors and for reviewing and evaluating Maxim’s accounting principles and its system of internal controls.

Compensation Committee and Equity Grant Subcommittee

The Compensation Committee is currently comprised of Messrs. Bergman, Grady and Wazzan, each of whom is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Since March 2007, Mr. Wazzan has been the Chairman of the Compensation Committee. Among other tasks, the Compensation Committee: (1) annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and annually reviews and evaluates Maxim’s Chief Executive Officer against such approved goals and objectives, (2) in consultation with the Chief Executive Officer, reviews and approves the compensation of our officers, (3) administers the 1996 Equity Plan and 2008 ESP Plan, (4) makes recommendations to the board of directors with respect to compensation of our directors and committee members, (5) oversees the preparation of the Compensation Discussion and Analysis and issues the Compensation Committee Report in accordance with the regulations of the SEC to be included in Maxim’s proxy statement or annual report on Form 10-K, and (6) performs such functions regarding compensation as the board of directors may delegate. With respect to its review of the compensation of the Chief Executive Officer and of other officers of the Company, and to its oversight of the 1996 Equity Plan and ESP plan, the Committee retains an independent consultant, Compensia, Inc., to review both the effectiveness of such programs in retaining employees and their comparability to plans offered by other companies in the semiconductor industry and the technology industry broadly. The Compensation Committee, including its two-person Equity Grant Sub-Committee, held 13 meetings, and the Compensation Committee acted by written consent four times during fiscal year 2010 and each member of the Compensation Committee attended at least 75% of these meetings.

Pursuant to its charter, on June 30, 2007, the Compensation Committee established a two-person sub-committee that is comprised of two directors on the Compensation Committee, which sub-committee is referred to as the Equity Grant Sub-Committee. The Equity Grant Sub-Committee’s purpose is to make equity awards under Maxim’s Equity Award Grant Policy. The Equity Grant Sub-Committee meets the first Tuesday of each month to consider and approve equity awards to employees.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) is currently comprised of Messrs. Grady and Hagopian, each of whom is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Since October 2008, Mr. Grady has been the Chairman of the Governance Committee. Among other tasks, the Governance Committee assists the board of directors by identifying and recommending prospective director candidates, developing and recommending to the board of directors the governance principles applicable to Maxim and overseeing the evaluation of the board of directors and the board of directors’ evaluation of management. In fiscal year 2010, the Governance Committee also assisted in the review and implementation of a new Code of Business Conduct and Ethics for the Company, the development of a process for enterprise risk management, the annual review of the performance of the board of directors, and the development of appropriate processes for response to reports received on employee and whistleblower “hotlines”.

The Governance Committee is responsible for regularly assessing the appropriate size of the board of directors and whether any vacancies on the board of directors are expected, due to retirement or otherwise. In the event of any anticipated vacancy, the Governance Committee has the policy of considering all bona fide candidates from all relevant sources, including the contacts of current directors, professional search firms, stockholders, and other persons. The Governance Committee held one formal meeting during fiscal year 2010 and each member of the Governance Committee attended such meeting. The Governance Committee also held several “ad hoc” meetings throughout the year to discuss governance matters, and the Governance Committee Chair generally provides an update to the full board of directors on governance related matters during each regular board meeting.

Criteria and Diversity

In evaluating potential candidates for the board of directors, the Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s experience in the technology industry, the general business or other experience of the candidate, diversity of experience, the needs of Maxim for an additional or replacement director, the personality and character of the candidate, diversity, and the candidate’s interest in the business of Maxim, other commitments, as well as numerous other subjective criteria. The Governance Committee does not assign any particular weighting or priority to these factors. While the board has not established specific minimum qualifications for director candidates, the board of directors believes that such candidates must contribute to the goal of maintaining a board that is (1) independent, (2) of high integrity, (3) composed of directors with qualifications that increase the effectiveness of the board of directors and (4) compliant with the requirements of applicable rules of NASDAQ and the SEC.

Nominations of Director Candidates by Stockholders

Maxim stockholders may nominate a director candidate (1) at any annual meeting of stockholders in accordance with our bylaws, the procedure for which is more fully set forth in the Questions and Answers section of this proxy statement under the heading “What is the deadline for submission of stockholder proposals for consideration at the 2011 annual meeting?”, (2) at any special meeting of stockholders in accordance with our bylaws, and (3) by submitting their recommendations to the Governance Committee in accordance with our Corporate Governance Guidelines.

Maxim’s Corporate Governance Guidelines, together with Maxim’s Certificate of Incorporation, bylaws and charters of committees of the board of directors, form the framework for the corporate governance of Maxim. Maxim’s Corporate Governance Guidelines are available in the Corporate Governance section of Maxim’s website at http://www.maxim-ic.com/company/investor/governance. Pursuant to our Corporate Governance Guidelines, our board of directors will consider all bona fide director candidates nominated by stockholders of Maxim.

More specifically, the board of directors has established the following procedures by which stockholders may submit nominations of director candidates for consideration by the Governance Committee and the board of directors:

•

To nominate a director candidate for consideration by the Governance Committee, a stockholder must have held at least 100,000 shares of Maxim for at least twelve (12) consecutive months leading up to the date of the recommendation and must notify the Governance Committee by writing to the General Counsel of Maxim.

•	The nominating stockholder’s notice shall set forth the following information:

(1) To the extent reasonably available, information relating to such director nominee as would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a candidate for election to the board of directors;

(2) The director nominee’s written consent to (a) if selected by the Governance Committee as a director candidate, be named in Maxim’s proxy statement and proxy, and (b) if elected, serve on the board of directors; and

(3) Any other information that such stockholder believes is relevant in considering the director nominee.

Stockholder recommendations to the Governance Committee or the board of directors should be sent to:

General Counsel

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

For purposes of nominating a director candidate to be considered at an annual meeting, it is unnecessary to send recommendations to the board of directors or the Governance Committee. Instead, a stockholder wishing to nominate a director candidate at an annual meeting must follow the procedures set forth in our bylaws, including providing written notice prepared in accordance with our bylaws to Maxim’s Corporate Secretary. For more detailed information on nomination requirements at an annual meeting, please see the Questions and Answers section of this proxy statement under the heading “What is the deadline for submission of stockholder proposals for consideration at the 2010 annual meeting?”

Equity Grant Date Policy

The board of directors has adopted a specific procedure in the granting of equity awards to our officers, directors and employees, as set for in the Company’s Equity Award Grant Policy effective June 4, 2007 (the “Equity Policy”). The Equity Policy can be located on the Company’s Website at http://www.maximic.com/company/investor/governance. Under the Equity Policy, equity awards may only be granted by our board of directors or the Compensation Committee of the board of directors, as well as a two-person subcommittee of the Compensation Committee (the “Equity Grant Subcommittee”), at a duly noticed meeting. Equity awards may not be granted by action by unanimous written consent in lieu of a meeting. In addition, while not required, it is the Company’s practice to invite its Chief Executive Officer, its Vice President of Human Resources and the Company’s independent registered public accounting firm (the “Auditors”) to each meeting of the board of directors or Compensation Committee (or Equity Grant Subcommittee) at which equity awards are granted. In fiscal year 2010, our Corporate Secretary and the Auditors, in the capacity as an independent observer, attended every meeting of the Compensation Committee (or Equity Grant Subcommittee) at which equity awards were granted. The grant date for an equity award is the date on which any of the above-listed granting bodies meets and approves the equity award. The exercise price for all stock options will be no less than the closing sales price of Maxim common stock as reported by the Nasdaq Global Select Market on the grant date.

We follow the following specific procedures with respect to the grant of equity awards that are contained in the Equity Policy:

•

New Hire Grants; Special Recognition/Promotional Equity Grants: Equity awards to newly hired non-officer employees or awards for special recognition to existing non-officer employees are made on the first Tuesday of the month (or the succeeding month) after the date on which the individual commences employment with us or following the special recognition event. Equity awards to newly hired officers or awards for special recognition are made on the first Tuesday of the month (or a succeeding month) after the date on which the individual commences employment with us or following the special recognition event that is during an open trading window under our Insider Trading Policy.

•	Annual Equity Grants: Annual equity grants to employees and officers are made during an open trading window under our Insider Trading Policy.

•

Equity Awards to Directors: Equity awards area made to incumbent non-employee directors upon their re-election to the board of directors at the annual meeting of stockholders. Equity awards to newly appointed non-employee directors are made on the first Tuesday of the month (or a succeeding month) after the date on which the individual is appointed to the board of directors that is during an open trading window under our Insider Trading Policy.

Compensation Committee Interlocks and Insider Participation

No member of Maxim’s Compensation Committee is, or ever has been, an executive officer or employee of Maxim or any of its subsidiaries. No interlocking relationship exists, or during fiscal year 2010 existed, between Maxim’s board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

Outside Advisors

Our board of directors and each of its committees may retain outside advisors and consultants of their choosing at Maxim’s expense. The board of directors need not obtain management’s consent to retain outside advisors.

Board Effectiveness

Our board of directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. For fiscal year 2010, this assessment was held in February 2010 and September 2010.

Communication between Stockholders and Directors

Maxim’s board of directors currently does not have a formal process for stockholders to send communications to the board of directors. Nevertheless, steps are taken to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. Stockholders may send communications directly to B. Kipling Hagopian, Chairman of the board of directors, c/o Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086. The board of directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the board of directors.

Common Stock

Maxim common stock is currently traded on the NASDAQ Global Select Market under the symbol “MXIM.”

Headquarters Information

Our headquarters are located at 120 San Gabriel Drive, Sunnyvale, California 94086 and the telephone number at that location is (408) 737-7600.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors and employees, including but not limited to our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is designed to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest arising from personal and professional relationships, (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we are required to file with the SEC and in other public communications, (3) compliance with applicable governmental laws, rules and regulations, (4) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or entity, and (5) accountability for adherence to the Code of Ethics. A copy of Code of Ethics is available on our website at http://www.maxim-ic.com/company/policy. A hard copy of the Code of Ethics will be sent free of charge upon request.

Director Compensation

The following table shows certain information regarding non-employee director compensation for the fiscal year ended June 26, 2010 (except as otherwise noted):

Director Compensation for Fiscal Year 2010

Name	Fees earned or paid in cash ($)	Restricted Stock Unit Awards ($)(1)	Option Awards ($)(2)	All other compensation ($)		Total ($)
James R. Bergman	67,500	74,680	57,375	146,241	(3)(4)	345,796
Joseph R. Bronson	70,000	74,680	57,375	—		202,055
Robert E. Grady	67,500	60,715	57,375	—		185,590
B. Kipling Hagopian	77,500	74,680	57,375	101,727	(4)	311,282
William D. Watkins	60,000	60,715	57,375	—		178,090
A.R. Frank Wazzan	65,000	74,680	57,375	101,727	(4)	298,782

(1)

Represents the aggregate grant date fair value of grants of restricted stock units made during fiscal year 2010, computed in accordance with FASB ASC Topic 718. Each of Messrs. Grady and Watkins was awarded 3,252 restricted stock units on December 10, 2009 in connection with his service on the board of directors, and the aggregate grant date fair value of each of these awards was $60,715. Each of Messrs. Bergman, Bronson, Hagopian, and Wazzan was awarded 4,000 restricted stock units on December 10, 2009 in connection with his service on the board of directors, and the aggregate grant date fair value of each of these awards was $74,680. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

(2)

Represents the aggregate grant date fair value of grants of stock options made during fiscal year 2010, computed in accordance with FASB ASC Topic 718. On December 10, 2009, each non-employee director was awarded 12,824 stock options with an aggregate grant date fair value of $57,375 per award in connection with his service on the board of directors. The exercise price was $18.97 for all stock options granted to the non-employee directors on December 10, 2009. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

(3)

Reflects $44,514 premium for medical insurance coverage, for Mr. Bergman, which was also available to each member of the board of directors in fiscal 2010 in connection with their board service. Mr. Bergman voluntarily terminated this medical insurance on June 30, 2010.

(4)

Reflects $101,727 paid to such directors to reimburse them for federal and state taxes imposed on deemed income pursuant to Internal Revenue Code Section 409A, and a corresponding tax gross-up, as a result of receiving stock options that had an actual grant date that was different from their measurement date under applicable accounting principles. These stock options were granted by Maxim’s former Chief Executive Officer in 2002 without any involvement by the board of directors and were never exercised by Messrs. Bergman, Hagopian, and Wazzan.

The type and aggregate number of outstanding equity awards held by each of the directors serving on June 26, 2010 are as follows:

Mr. Bergman	117,074 stock options and 2,000 unvested restricted stock units
Mr. Bronson	82,574 stock options and 2,000 unvested restricted stock units
Mr. Grady	73,574 stock options and 1,876 unvested restricted stock units
Mr. Hagopian	117,074 stock options and 2,000 unvested restricted stock units
Mr. Watkins	73,574 stock options and 1,876 unvested restricted stock units
Dr. Wazzan	117,074 stock options and 2,000 unvested restricted stock units

Cash Compensation

Each non-employee member of the board of directors is paid an annual retainer of $50,000. The Chairman of the board of directors is paid an additional $25,000 annual cash retainer fee, the Chairman of the Audit Committee is paid an additional $20,000 annual cash retainer fee, the Chairman of the Compensation Committee is paid an additional $15,000 annual cash retainer fee, and the Chairman of the Nominating and Governance Committee is paid an additional $10,000 annual cash retainer fee. Each member of the (1) Audit Committee (excluding the Chairman) is paid an additional $10,000 annual cash retainer fee, (2) Compensation Committee (excluding the Chairman) is paid an additional $7,500 annual cash retainer fee, and (3) Nominating and Governance Committee (excluding the Chairman) is paid an additional $5,000 annual cash retainer fee. All retainer fees are paid quarterly in arrears. Maxim reimburses each director for reasonable expenses incurred in attend meetings of the board of directors or its committees. In addition, Maxim makes medical insurance coverage available to each non-employee director in connection with each individual’s service as a director of Maxim (please refer to footnote 3 in the table above).

Equity Compensation

Non-employee directors participate in the 1996 Equity Plan. Effective December 10, 2009, the board of directors, based upon the recommendation of the Compensation Committee, determined that each non-employee director should be awarded and vest in stock options exercisable for 12,824 shares of our common stock per calendar year and 4,000 restricted stock units per calendar year. Stock options are generally awarded such that each non-employee director has four full years of vesting to occur in the future immediately following the grant of the option. Restricted stock units are generally awarded on an annual basis. Stock options and restricted stock units vest in quarterly installments. Equity awards to non-employee directors are generally made at the first meeting of the first board of directors or Compensation Committee following re-election to the board of directors that occurs during an open trading window under Maxim’s Insider Trading Policy.

* * *

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee (the “Governance Committee”) recommended, and the board of directors nominated, B. Kipling Hagopian, Tunc Doluca, James R. Bergman, Joseph R. Bronson, Robert E. Grady, William D. Watkins, and A. R. Frank Wazzan as nominees for election as members of our board of directors at the 2010 annual meeting. Except as set forth below, unless otherwise instructed, the persons appointed as proxy holders in the accompanying form of proxy will vote the proxies received by them for such nominees, who are all presently directors of Maxim. All of these nominees were elected directors by a vote of the stockholders at the last annual meeting of stockholders which was held on December 10, 2009.

In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

Each stockholder voting in person or by proxy in the election of directors is entitled to cumulate such stockholder’s votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute such votes among as many candidates who have been properly placed in nomination as the stockholder may see fit. The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among the seven nominees recommended by the board of directors.

The following paragraphs provide information as of September 29, 2010 about each nominee. Such information includes the age, position, principal occupation, and business experience for at least the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition, we are providing a description of each nominee’s specific experience, qualifications, attributes and skills that led the board to conclude that such nominee should serve as a director. There are no family relationships among any directors or executive officers of Maxim.

Name	Age	Director Since
B. Kipling Hagopian	68	1997
Tunc Doluca	52	2007
James R. Bergman	68	1988
Joseph R. Bronson	62	2007
Robert E. Grady	52	2008
William D. Watkins	57	2008
A. R. Frank Wazzan	74	1990

Mr. Hagopian has served as a director of Maxim since 1997 and as the Chairman of the board of directors since January 2007. Mr. Hagopian is a founder of Brentwood Associates, a venture capital investment company, and was a General Partner Brentwood until 1996 and a General Partner of all of the funds established by Brentwood from inception in 1972 until 1989. He has been a Special Limited Partner of each of the five Brentwood venture funds established since 1989 and is a Special Advisory Partner to Redpoint Ventures I, which is a successor to Brentwood’s information technology funds. Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a Managing Member of Apple Oaks Partners LLC, a private investment company. Mr. Hagopian serves as Chairman of Maxim’s board of directors. From January 2006 to July 2010, Mr. Hagopian served on the board of directors of Thomas Weisel Partners Group, Inc.

In nominating Mr. Hagopian to serve on the board, the Governance Committee considered as important factors, among other items, Mr. Hagopian’s extensive experience in the private equity industry, his leadership skills, his expertise with financial statements and disclosures, and his long-standing years of service on Maxim’s board of directors, as well as being an early investor in Maxim.

Mr. Doluca has served as a director of Maxim, as well as the President and Chief Executive Officer, since January 2007. He joined Maxim in October 1984 and served as Vice President between 1994 and 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1994, he served in a number of integrated circuit development positions.

In nominating Mr. Doluca to serve on the board, the Governance Committee considered as important factors, among other items, Mr. Doluca’s experience in the semiconductor industry and 26 years of service at Maxim, including 16 years as an officer of the Company, including his current position as the Chief Executive Officer, his technical expertise, and his executive leadership and management skills.

Mr. Bergman has served as a director of Maxim since 1988. Mr. Bergman was a founder and has been General Partner of DSV Associates since 1974 and a founder and General Partner of its successors, DSV Partners III and DSV Partners IV. These firms provide venture capital and management assistance to emerging companies, primarily in high technology. Since July 1997, he has also served as a Special Limited Partner of Cardinal Health Partners and Cardinal Partners II, which are private venture capital funds.

In nominating Mr. Bergman, the Governance Committee considered as important factors, among other items, Mr. Bergman’s experience as a venture capitalist in technology companies, his experience and familiarity with financial statements, and his deep and fundamental understanding of Maxim’s culture, employees and products as a result of service on the board for over two decades.

Mr. Bronson has served as a director of Maxim since November 2007. Mr. Bronson is Principal and Chief Executive Officer of the Bronson Group, LLC, which provides financial and operational consulting services. Mr. Bronson served as the Chief Executive Officer of Silicon Valley Technology Company, a private company that provides technical services to the semiconductor and solar industries, from 2009 to March 2010, and he also served on Silicon Valley Technology Company’s board of directors. Mr. Bronson served as President and Chief Operating Officer of Sanmina-SCI, a worldwide contract manufacturer, between August 2007 and October 2008, and he also served on Sanmina-SCI’s board of directors between August 2007 and January 2009. Before joining Sanmina-SCI, Mr. Bronson served as President, Co-Chief Executive Officer and a director of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, between 2004 and 2007. Prior to 2004, Mr. Bronson spent 20 years at Applied Materials in senior level operations management, concluding with the positions of Executive Vice President and Chief Financial Officer. In addition to Maxim, Mr. Bronson currently serves on the boards of directors of Jacobs Engineering Group Inc. and SDC Materials.

In nominating Mr. Bronson, the Governance Committee considered as important factors, among other items, Mr. Bronson’s expertise and familiarity with financial statements, financial disclosures, auditing and internal controls, his senior management level experience at large publicly traded companies and understanding of board best practices.

Mr. Grady has served as a director of Maxim since August 2008. Since October 2009, Mr. Grady has been a Managing Director at the Cheyenne Capital Fund, a private equity investment firm. Mr. Grady was appointed as Chairman of New Jersey’s Council of Economic Advisors by Governor Chris Christie in January 2010, became a member of the New Jersey State Investment Council (which oversees the state’s $68 billion pension fund) in June 2010, and was elected Chairman of the New Jersey State Investment Council in September 2010. Mr. Grady was a Managing Director at The Carlyle Group, a global private equity firm, from 2000 to 2009, where he served as a member of the firm’s Management Committee; Chairman and Fund Head of Carlyle’s U.S. venture and growth capital group, Carlyle Venture Partners (CVP); on the investment committees of CVP, Carlyle Asia Growth Partners, and Carlyle Europe Technology Partners; and as a director of multiple Carlyle portfolio companies. Between 1993 and 2000, he was a Partner and Member of the Management Committee at Robertson

Stephens & Company, an emerging growth-focused investment banking firm. Previously, Mr. Grady served in the White House as Deputy Assistant to the President of the United States of America, as Executive Associate Director of the Office of Management and Budget (“OMB”), and as Associate Director of OMB for Natural Resources, Energy and Science. Mr. Grady is a former director of the National Venture Capital Association, and he served as Chairman of the National Venture Capital Association in 2006 and 2007. From 1993 to 2004, Mr. Grady served on the faculty of the Stanford Graduate School of Business as a Lecturer in Public Management. In addition to Maxim, Mr. Grady currently serves on the board of directors of Stifel Financial Corp., a financial services firm focused on investment banking and asset management, and of several privately-held companies. From July 2004 to June 2010, Mr. Grady also served on the board of directors of AuthenTec, Inc., a maker of fingerprint identification semiconductors, and from September 2009 to July 2010, Mr. Grady served on the board of directors of Thomas Weisel Partners Group, Inc., which was acquired by Stifel Financial Corp.

In nominating Mr. Grady to serve on the board, the Governance Committee considered as important factors, among other items, Mr. Grady’s extensive experience in the financial services industry, including his leadership roles at several large financial services firms, his expertise with strategic business combinations and corporate strategy development, and his corporate governance experience as the chairman of a large public pension fund, and his experience as a director.

Mr. Watkins has served as a director of Maxim since August 2008. Mr. Watkins is the Chief Executive Officer and a member of the board of directors of Bridgelux, Inc., a leading light emitting diode (LED) developer. Mr. Watkins was Seagate Technology’s Chief Executive Officer between July 2004 and January 2009 and was a member of its board of directors between 2000 and January 2009. Previously, Mr. Watkins was Seagate’s President and Chief Operating Officer, a position he had held since 2000, and in this capacity was responsible for the company’s global hard disc drive operations. Mr. Watkins joined Seagate in 1996 as part of the company’s merger with Conner Peripherals. In addition to Maxim, Mr. Watkins currently serves on the board of directors of Flextronics International Ltd.

In nominating Mr. Watkins to serve on the board, the Governance Committee considered as important factors, among other items, Mr. Watkins’ operational and management experience, his experience as Chief Executive Officer, President and Chief Operating Officer of Seagate, his understanding of the electronics and semiconductor industries, as well as his expertise and familiarity with financial statements.

Dr. Wazzan has served as a director of Maxim since 1990. Dr. Wazzan is Distinguished Professor and Dean Emeritus of the School of Engineering, University of California, Los Angeles. Dr. Wazzan has served as consultant to Douglas Aircraft, Hughes Electrodynamics, North American Rockwell, the U.S. Atomic Energy Commission, Westinghouse Oceanics Division, Honeywell, and the Department of Defense while at Rand Corporation, where he was granted secret, top secret, and critical nuclear weapon design and information clearances to work on the design of underwater weapon systems, the effect of nuclear radiation on the performance of electronic materials and communication satellites, and methods of hardening boosters and satellites to laser and microwave weapons. Dr. Wazzan is a member of the American Institute of Aeronautics and Astronautics, a Guggenheim Fellow, and a Fellow of the American Nuclear Society. He is recipient of the Gold Medal Award at the First International Meeting on Nuclear Power Plants in Commercial Operations.

In nominating Dr. Wazzan to serve on the board, the Governance Committee considered as important factors, among other items, Dr. Wazzan’s relevant academic experience, including his experience as Distinguished Professor and Dean Emeritus of a major university’s engineering department, his long-standing service on Maxim’s board and his expertise and familiarity with executive compensation matters.

Required Vote

The seven nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

* * *

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 25, 2011. During fiscal year 2010, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services. See the information provided in this proxy statement under the heading “Independent Public Accountants.” Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during fiscal year 2011 if the Audit Committee believes that such a change would be in the best interests of Maxim and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 25, 2011 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 25, 2011.

* * *

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF AMENDMENTS TO MAXIM’S 2008 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 2,000,000 SHARES

At the 2010 annual meeting, stockholders will be asked to ratify and approve an amendment to the 2008 ESP Plan to increase the maximum number of shares of Maxim common stock that may be purchased under the ESP Plan by an additional 2,000,000 shares. The 2008 ESP Plan was originally approved by the board of directors in October 2008 and then ratified by stockholders on December 15, 2008, and was amended in 2009 to increase the shares reserved for issuance thereunder by 2,000,000 shares. The amendment to the 2008 ESP Plan to increase the maximum number of shares that may be purchased by 2,000,000 shares was approved by Maxim’s board of directors in September 2010.

Prior to the effectiveness of the proposed amendment, a total of 6,000,000 shares of Maxim common stock had been reserved for issuance under the 2008 ESP Plan. As of October 1, 2010, approximately 3,697,707 shares were available for purchase under the 2008 ESP Plan. Maxim anticipates that approximately 2,000,000 shares will be purchased by employees under the 2008 ESP during fiscal year 2011 based upon current assumptions regarding employee participation levels, and is therefore seeking to increase the number of shares reserved for issuance under the 2008 ESP Plan by 2,000,000 shares.

The board of directors has approved, subject to stockholder ratification and approval, amendments to increase the maximum number of shares of Maxim Common Stock reserved under the 2008 ESP Plan by 2,000,000 shares to a total of 8,000,000 shares.

The closing price of Maxim’s common stock on September 1, 2010 was $16.36 per share.

Maxim believes that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time. Maxim further believes that the attraction, retention and motivation of highly qualified personnel are essential to Maxim’s continued growth and success and that incentive plans, such as the 2008 ESP Plan, are necessary for Maxim to remain competitive in its compensation practices. In addition, Maxim believes that the 2008 ESP Plan (and other equity incentive programs) are an effective way to assure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders.

The benefits to be received by Maxim’s employees and officers pursuant to the 2008 ESP Plan are not determinable at this time.

Required Vote

Ratification and approval of the amendments to increase the number of shares reserved under the 2008 ESP Plan and to make other administrative changes requires the approval of a majority of the shares represented in person or by proxy and voting at the annual meeting. A general description of the principal terms of the 2008 ESP Plan approved by the board of directors and the purpose of the 2008 ESP Plan is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 3.

Recommendation

Our board of directors recommends a vote “FOR” the ratification and approval of the amendments to Maxim’s 2008 Employee Stock Purchase Plan.

The following summary of certain provisions of the 2008 ESP Plan is qualified in its entirety by reference to the 2008 ESP Plan, a copy of which is attached as Appendix A to this Proxy Statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 2008 ESP Plan.

Summary of Material Features of the 2008 ESP Plan

Eligible Employees

All employees of Maxim and its subsidiaries designated by the committee appointed by the board of directors to administer the 2008 ESP Plan (the “Committee”) will be eligible to participate in the 2008 ESP Plan. However, the Committee may exclude from participation (1) a group of certain highly compensated employees, (2) employees who have been employed by Maxim or any subsidiary for less than two years, (3) employees whose customary employment is for not more than five months in any calendar year, and (4) employees who customarily work 20 hours per week or less.

Notwithstanding the foregoing, no employee shall be eligible for participation under the 2008 ESP Plan if, immediately after such grant, that employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Maxim or of any affiliate of Maxim (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee will be permitted to purchase stock under all employee stock participation plans, including the 2008 ESP Plan, of Maxim and its affiliates (1) at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for any calendar year in which the right is outstanding at any time or (2) 1,600 shares of stock in an offering period, whichever is less.

Participation

The Committee has the power from time to time to grant or provide for the grant of rights to purchase stock of Maxim under the 2008 ESP Plan to eligible employees (an “Offer”) on a date or dates (the “Offer Date(s)”) identified in the 2008 ESP Plan. Each Offer will be in such form and will contain such terms and conditions as the Committee deems appropriate, except that each Offer must include the substance of the required provisions of the 2008 ESP Plan, which are described below. Each Offer will be outstanding for approximately 12 months (the “Offer Period”) and there will be overlapping Offer Periods.

An eligible employee becomes a participant in an Offer by delivering written enrollment form to Maxim, within the time specified in each Offer, authorizing payroll deductions of up to a maximum percentage of 25% of his or her Eligible Compensation (as defined in the 2008 ESP Plan) during the Offer Period. All payroll deductions made for a participant are credited to his or her account under the 2008 ESP Plan and are deposited with the general funds of Maxim. The purchase price of the shares is accumulated by payroll deductions (or direct payments, if permitted) over the Offer Period. At any time during the Offer Period, a participant may terminate his or her payroll deductions, but a participant may not increase, reduce or begin such payroll deductions after the beginning of any Offer Period.

Purchase of Stock

The purchase dates will occur on the last business day immediately preceding the last Saturday in May and November (each a “Purchase Date”). On each Purchase Date, the balance in each participant’s account will be applied to the purchase of whole shares of stock of Maxim. No fractional shares shall be issued upon the exercise of rights granted under the 2008 ESP Plan. The amount remaining in each participant’s account after the purchase of shares that is less than the amount required to purchase one share of stock on the last Purchase Date of a Offer Period shall be held in each such participant’s account for the purchase of shares during the next Offer Period under the 2008 ESP Plan, unless such participant withdraws from the next Offer or is no longer eligible to be granted rights under the 2008 ESP Plan, in which case such amount is distributed to the participant after the Purchase Date, without interest.

Purchase Price

The purchase price per share of stock acquired pursuant to the 2008 ESP Plan will be the lesser of: (1) 85% of the fair market value per share of such stock on the Offer Date and (2) 85% of the fair market value per share of such stock on the Purchase Date.

Withdrawal

A participant may withdraw from an Offer by terminating his or her payroll deductions and by delivering to Maxim a written notice of withdrawal from the Offer. Such withdrawal may be elected within a certain period of time prior to the end of the applicable Offer Period. Upon any withdrawal from an Offer by the employee, Maxim will distribute to the employee his or her accumulated payroll deductions (reduced for prior purchases) without interest, and such employee’s interest in the Offer will be automatically terminated. Upon such withdrawal from an Offer, the employee is not entitled to participate again in such Offer and the employee may not be able to participate in the 2008 ESP Plan for such period of time as determined by the Committee. Any such employee participating in a new Offer after his or her withdrawal from an Offer will be required to timely submit a new enrollment form.

Termination of Employment

Rights granted pursuant to any Offer under the 2008 ESP Plan shall terminate immediately upon cessation of an employee’s employment for any reason, and Maxim shall promptly distribute to such employee all of his or her accumulated payroll deductions (reduced for prior purchases), without interest.

No transferability

Rights granted under the 2008 ESP Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during such participating employee’s lifetime only by him or her.

Adjustments upon Changes in Stock or Change in Control

If (1) Maxim shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of Maxim or its subsidiaries or a transaction similar thereto, (2) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Maxim, or any distribution to holders of Maxim common stock other than cash dividends, shall occur or (3) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the 2008 ESP Plan, then the Committee may take any necessary actions to preserve to the participating employees’ rights substantially proportionate to the rights existing prior to such event. Such actions may include, without limitation, adjustments in the number and kind of shares subject to the 2008 ESP Plan and the purchase price of such shares under the 2008 ESP Plan.

Notwithstanding any other provision of the 2008 ESP Plan, if Maxim’s common stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (the “Triggering Event”), then, in the discretion of the Committee, (1) the balance in the participating employee’s payroll account not yet invested may be refunded to the participating employee, and such participating employee will have no further rights or benefits under the 2008 ESP Plan, (2) an amount equal to the product of the fair market value of a share on the date of the Triggering Event multiplied by the number of shares such participating employee would have been able to purchase with the balance of his or her payroll account on the date of such Triggering Event may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the 2008 ESP Plan, or (3) the 2008 ESP Plan may be continued.

Amendment, Suspension and Termination of the 2008 ESP Plan

The board of directors may at any time and for any reason amend, suspend or terminate the 2008 ESP Plan. However, any amendment of the 2008 ESP Plan shall require stockholder approval if such approval would be required under applicable law or regulation.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the 2008 ESP Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the 2008 ESP Plan is strongly urged to consult with his or her tax advisor regarding participation in the 2008 ESP Plan.

The 2008 ESP Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code (except to comply with applicable foreign or local law). Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Amounts deducted from a participant’s pay under the 2008 ESP Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax, the amount of which will depend upon the participant’s holding period. If the participant disposes of his or her shares more than two years after the date of option grant and more than one year after the purchase of the shares, the lesser of (1) 15% of the fair market value of the shares on the date the option was granted or (2) the excess (or zero if there is no excess) of the fair market value of the shares on the date of the disposition of the shares over the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the participant disposes of the shares before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

There currently is no income tax withholding required upon the purchase or disposition of the shares by a participant. However, in the future, a participant may be subject to employment tax withholding (e.g., Social Security and Medicare) at the time of purchase. The United States Internal Revenue Service issued proposed regulations which, if adopted, would subject a participant to withholding for Social Security and Medicare (not including income tax) at the time of purchase based upon the difference between the fair market value of the shares on the date of purchase and the purchase price of the shares. These proposed regulations, if adopted, would be effective only for purchases made under the 2008 ESP Plan two years after the regulations are issued in final form.

Maxim is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase. Maxim is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to Maxim. In the future, Maxim may be required to withhold (from a participant’s salary) the amount due as taxes on such ordinary income.

* * *

PROPOSAL NO. 4

RATIFICATION AND APPROVAL OF AN AMENDMENT TO MAXIM’S AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 7,000,000 SHARES

At the 2010 annual meeting, stockholders will be asked to ratify and approve an amendment to Maxim’s 1996 Equity Plan to increase the maximum number of shares of Maxim common stock that may be purchased under the 1996 Equity Plan by an additional 7,000,000 shares, equivalent to approximately 2.36% of the Company’s outstanding shares. The amendment to the 1996 Equity Plan to increase the number of shares that may be purchased by 7,000,000 shares was approved by the board of directors in September 2010.

Prior to the effectiveness of the proposed amendment, a total of 106,100,000 shares of Maxim common stock had been reserved for issuance under the 1996 Equity Plan. As of September 10, 2010, approximately 7,770,713 shares were available for purchase under the 1996 Equity Plan, and there were 31,759,251 outstanding stock options with a weighted average exercise price of $25.95 and a weighted average remaining contractual term of 4.22 years, and 12,353,868 outstanding RSUs.

Maxim is seeking to increase the number of shares under the 1996 Equity Plan by 7,000,000 shares in order to have a sufficient number of shares to award to its employees as part of the Company’s annual focal award in September 2011, which is made in conjunction with employee performance reviews, salary adjustments and cash bonus determinations, as well as to support awards to new employees, awards to employees in connection with acquisitions and promotional awards. These awards will likely be a combination of stock options and restricted stock units. As required by our 1996 Equity Plan, each restricted stock unit (granted with an exercise price less than the fair market value of our common stock) is counted against the share reserve as two shares for every one share subject to such award. By way of an example, if we grant 1,000 restricted stock units with an exercise price of zero, this will result in 2,000 shares being deducted from the share reserve under the 1996 Equity Plan. A 7,000,000 increase in the shares available for issuance would result in 3,500,000 restricted stock units being available for grant, assuming these are granted with a zero exercise price. Thus, given that we expect to grant a combination of stock options and restricted stock units, the number of shares which will ultimately be issued will be less than the requested increase in shares available for issuance.

To continue to manage and control the amount of our common stock used for equity compensation, we have adopted a burn rate policy for fiscal years 2011 through 2013 to be effective if our stockholders approve this proposal. During this three year period, our burn rate policy will require us to limit the number of shares that we grant subject to stock awards over the three year period to no more than an annual average of 5.27% of our outstanding common stock (which is equal to the median burn rate plus one standard deviation for the 2009 and 2010 calendar years average for Russell 3000 companies in the Global Industry Classification Standards Peer Group (Semiconductors & Semiconductor Equipment), as published by RiskMetrics Group in 2009), unless otherwise approved by board of directors and stockholders. Our annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units and performance shares will be counted in the fiscal year that they are earned instead of the fiscal year in which they are granted) divided by our weighted average common stock outstanding for each fiscal year, both as reported in our periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved option exchange programs, awards sold under our employee stock purchase plan and awards issued, assumed or substituted in connection with acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares, and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 2.5 shares (because our annual common stock price volatility was 31.39% on June 1, 2010).

The board of directors has approved, subject to stockholder ratification and approval, an amendment to increase the maximum number of shares of Maxim common stock reserved under the 1996 Equity Plan by 7,000,000 shares to a total of 113,100,000 shares.

The closing price of Maxim’s common stock on September 1, 2010 was $16.36 per share.

Maxim believes that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time. Maxim further believes that the attraction, retention and motivation of highly qualified personnel is essential to Maxim’s continued growth and success and that incentive plans, such as the 1996 Equity Plan, are necessary for Maxim to remain competitive in its compensation practices. In addition, Maxim believes that the 1996 Equity Plan (and other equity incentive programs) is an effective way to assure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders.

The benefits to be received by Maxim’s employees and officers pursuant to the 1996 Equity Plan are not determinable at this time.

Required Vote

Ratification and approval of the amendment to increase the number of shares reserved under the 1996 Equity Plan requires the approval of a majority of the shares represented in person or by proxy and voting at the annual meeting. A general description of the principal terms of the 1996 Equity Plan approved by the board of directors and the purpose of the 1996 Equity Plan is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted “FOR” Proposal No. 4.

Recommendation

Our board of directors recommends a vote “FOR” the amendment to of Maxim’s 1996 Stock Incentive Plan as described herein.

The following summary of certain provisions of the 1996 Equity Plan is qualified in its entirety by reference to the 1996 Equity Plan, a copy of which is attached as Appendix B to this Proxy Statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 1996 Equity Plan.

Summary of Material Features of the 1996 Equity Plan

The following paragraphs provide a summary of the principal features of the 1996 Equity Plan and its operation. The following summary is qualified in its entirety by reference to the 1996 Equity Plan as set forth in Appendix B. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 1996 Equity Plan.

Purpose. The purpose of the 1996 Equity Plan is to increase stockholder value. We believe that our employees, including highly talented analog engineers, which are scarce, are the main driver of stockholder value. The Company needs to have competitive compensation programs to recruit, retain and motivate our employees, and the Company’s equity programs are a key component of its compensation structure. We also believe that employee ownership aligns employee interests with those of the stockholders and has contributed to Maxim’s success.

Types of Awards. The 1996 Equity Plan provides for the grant of the following types of incentive awards: (1) stock options; (2) restricted stock units, and (3) restricted stock, which are hereinafter referred to individually as an “Award.” Those who will be eligible for Awards under the 1996 Equity Plan include employees, directors and consultants who provide services to the Company and its parent and subsidiary companies.

Number of Shares of Common Stock Available Under the 1996 Equity Plan. If stockholders approve Proposal 4, a total of 113,100,000 shares of the Company’s common stock will be reserved for issuance under the 1996 Equity Plan. Any shares subject to awards of restricted stock units and restricted stock granted with an exercise price less than the fair market value on the date of grant will be counted against the share reserve as two (2) shares for every one (1) share subject to such award. Further, to the extent that a share that was subject to an award that counted as two (2) shares against the 1996 Equity Plan reserve pursuant to the preceding sentence is recycled back into the 1996 Equity Plan, the 1996 Equity Plan will be credited with two (2) shares that will thereafter be available for issuance under the 1996 Equity Plan.

If we experience a stock split, reverse stock split, stock dividend, spin-off, combination, or reclassification of our shares, or any other change or increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the 1996 Equity Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Maxim common stock covered by the 1996 Equity Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination, or cancellation of any Award granted under the 1996 Equity Plan without the issuance of shares or payment of cash thereunder, or if shares are issued under any Award under the 1996 Equity Plan and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Award, or so retained or reacquired, may again be used for new Awards under the 1996 Equity Plan. Notwithstanding the foregoing, any shares of common stock of the Company tendered to or withheld by the Company (a) in connection with the exercise of options under the 1996 Equity Plan (or any other equity plans of the Company) or (b) for the payment of tax withholding on any option, restricted stock unit award or restricted stock award shall not, in each case, be available for future issuance under the 1996 Equity Plan (or any other equity plans of the Company). In addition, the Company will be required to seek prior stockholder approval in order to conduct any award-for-award exchange offer or cash tender offer with respect to outstanding awards under the 1996 Equity Plan (or any other equity plans of the Company).

Administration. The 1996 Equity Plan provides that the grant of Awards and other determinations under the 1996 Equity Plan shall be made by (1) the board of directors or (2) a Committee designated by the board of directors (the “Administrator”) which, in case of grants of Awards to employees who are officers of the Company, is constituted in a manner to permit the grants and related transactions under the 1996 Equity Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Exchange Act and which, in the case of grants to “covered employees,” is intended to constitute “performance-based compensation,” is made up solely of two or more “outside directors” as such terms are defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Administrator has the authority to select employees, directors, and consultants to whom Awards may be granted; to determine the number of shares to be covered by each Award; and to determine the terms and conditions of any Award granted under the 1996 Equity Plan.

Performance Based Compensation. Section 162(m) of the Code limits the annual deduction a public corporation may claim for compensation paid to the Company’s Chief Executive Officer and to each of its three most highly compensated executive officers (other than the Chief Financial Officer) to $1 million, except in limited circumstances. One such exception is for “performance-based compensation,” which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (1) if the goals are determined by a compensation committee of the board of directors comprised of two or more outside directors, (2) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied, and (4) setting limits on the number of

Awards that any individual may receive. The 1996 Equity Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

The 1996 Equity Plan limits the number of shares with respect to which incentive stock options and non-qualified stock options may be granted in any one fiscal year of the Company to any one participant to 4,000,000 shares and limits the number of shares with respect to which restricted stock units and restricted stock may be granted in any fiscal year of the Company to any one participant to 2,000,000 shares.

Eligibility. Selected employees, directors, service providers, advisors and independent contractors of the Company and any parent or subsidiaries will be eligible to receive Awards under the 1996 Equity Plan. Awards may be granted to eligible persons residing in foreign jurisdictions under additional terms and conditions to accommodate local laws and to provide such eligible persons favorable treatment under local laws, provided that no such terms are inconsistent with the 1996 Equity Plan.

Duration. The 1996 Equity Plan will continue in effect until August 11, 2015, unless terminated earlier by the board of directors.

Corporate Transactions/Changes in Control/Subsidiary Dispositions. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated or at the time of an actual corporate transaction, change in control or subsidiary disposition and exercisable at the time of the grant of an Award under the 1996 Equity Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the 1996 Equity Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, change in control or subsidiary disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous status as an employee or service of the participant within a specified period following the effective date of the change in control or subsidiary disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a change in control or subsidiary disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a corporate transaction, all outstanding Awards under the 1996 Equity Plan shall terminate unless assumed by the successor company or its parent.

Options. The 1996 Equity Plan provides that the purchase price of any stock option shall be at least 100% of the fair market value of the Company common stock at the time the option is granted. The Administrator may provide for the payment of the purchase price in cash, by delivery of other common stock of the Company having a market value equal to the purchase price of such shares, or by any other method, including by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company proceeds to pay the purchase price.

The Administrator may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with the exercise of an option, by having the Company withhold shares or by delivering shares received in connection with the option or previously acquired, having a fair market value approximating the amount to be withheld.

The maximum term of any option will be ten (10) years from the date it is granted, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five (5) years. Options are generally exercisable for a period of 90 days after termination or retirement, 365 days after termination due to disability or 547 days after termination due to death.

Restricted Stock Units. The Administrator is able to grant Awards of restricted stock units. Awards of restricted stock units vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals or based upon continued service. There are no minimum vesting requirements for restricted stock units. Upon satisfying the applicable vesting criteria, a participant is entitled to the payout specified in the Award agreement. The Administrator may pay earned restricted stock units in cash, shares or a combination of both. Awards of restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Equity Plan and/or cash awards made outside of the 1996 Equity Plan. The Administrator will determine the number of units granted pursuant to an Award of restricted stock units, but no participant will be granted more than 2,000,000 units during any fiscal year.

Restricted Stock. The Administrator is able to grant Awards of restricted stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals or based upon continued service. There are no minimum vesting requirements for Awards of restricted stock. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Equity Plan and/or cash awards made outside of the 1996 Equity Plan. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a restricted stock Award to purchase or acquire more than 2,000,000 shares of common stock during any fiscal year.

Performance Goals. As determined by the Administrator, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; free cash flow, free cash flow per Share and market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; share price; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Amendments and Discontinuance. The 1996 Equity Plan is subject to amendment or termination by the Administrator without stockholder approval as deemed in the best interests of the Company. However, no such amendment shall, without the consent of the award holder, reduce the amount of any Award or adversely change the terms and conditions thereof.

The terms and conditions applicable to any Awards granted and outstanding may at any time be amended or modified in any lawful way or canceled by mutual agreement between the Administrator and the participant, so long as any amendment or modification does not increase the number of shares of Maxim common stock issuable under the 1996 Equity Plan and subject to the provisions regarding “repricing” described below.

Repricing Options; Exchange Transactions. The Administrator does not have the authority to “reprice” any outstanding option. For these purposes, to “reprice” an outstanding option means to amend any outstanding option to reduce the exercise price. In addition, the Administrator will be required to seek prior stockholder approval for conducting any award-for-award exchange offer or cash tender offer with respect to outstanding awards under the 1996 Equity Plan (or any other equity plans of the Company).

Number of Awards Granted to Employees, Consultants, and Directors. The number of Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. To date, only stock options and restricted stock units have been granted under the 1996 Equity Plan. The following table sets forth (1) the aggregate number of shares subject to options granted under the 1996 Equity Plan during the fiscal year ended June 26, 2010, (2) the average per share exercise price of such options, and (3) the aggregate number of restricted stock units granted under the 1996 Equity Plan during the fiscal year ended June 26, 2010, where each unit represents a right to acquire one share of common stock.

Name of Individual or Group	Number of Options Granted	Per Share Exercise Price ($)		Number of Restricted Stock Units Granted
Tunc Doluca	229,860	18.11		64,580
Bruce Kiddoo	72,280	18.11		28,520
Vivek Jain	206,854	16.23	(1)	30,548
Pirooz Parvarandeh	86,400	18.11		39,096
Vijay Ullal	99,000	18.11		45,124
All executive officers, as a group	1,202,510	17.82	(1)	551,394
All directors who are not executive officers, as a group	76,944	18.97		22,504
All employees who are not executive officers, as a group	2,392,005	18.18	(1)	3,685,858

(1)	Weighted average per share exercise price.

Federal Income Tax Consequences. Non-qualified Stock Options. Under existing law and regulations, the grant of non-qualified stock options with an exercise price equal to the fair market value of the underlying stock on the date of grant will not result in income taxable to the participant. However, the exercise of such a non-qualified stock option results in taxable income to the holder and may be subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required). At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the difference between the fair market value of the shares purchased and the exercise price. Any gain or loss on the optionee’s subsequent disposition of the shares of Maxim common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. An optionee recognizes no income when an incentive stock option is granted or exercised. However, the difference between the fair market value of the shares on the date of exercise and the option price is classified as an item of adjustment in the year of exercise for purposes of the participant’s alternative minimum tax.

If the participant does not dispose of the shares received on exercise of an incentive stock option prior to two years from the date of grant and one year from the date of exercise of the stock option, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to the Company. If either holding period requirement is not satisfied, the participant will recognize ordinary income at the time of such “disqualifying disposition” equal to the lesser of (1) the gain realized on the disposition, or (2) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain or loss on the disqualifying disposition not reflected above would be long-term or short-term capital gain, depending on whether the shares are held for more than one year following exercise. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162 of the Code.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income at the time an Award of restricted stock and restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (1) freely transferable or (2) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award of restricted stock in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted. The Company generally will be entitled to a tax deduction in connection with an Award under the 1996 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, subject to possible limitations imposed by Section 162 of the Code.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 1996 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its three most highly compensated other executive officers other than the Chief Financial Officer. In general under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these executives is deductible only to the extent that it does not exceed $1,000,000. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 under the 1996 Equity Plan if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1996 Equity Plan, setting limits on the number of Awards that any individual may receive, and, for Awards other than certain types of stock options, establishing performance criteria that must be met before the Award actually vests or is paid. The 1996 Equity Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with those Awards.

The foregoing discussion of the federal income tax aspects of Awards under the 1996 Equity Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. The foregoing discussion is not a complete description of the federal income tax aspects of options under the 1996 Equity Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any options. Participants in the 1996 Equity Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

* * *

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth certain information regarding the ownership of Maxim’s common stock as of June 26, 2010, the last day of fiscal year 2010, by: (i) each current director; (ii) each current named executive officer; (iii) all executive officers and directors as a group; and (iv) all those known by Maxim to be beneficial owners of more than five percent of its common stock. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Wellington Management Company, LLP(2)	41,625,283	13.8%
Dodge & Cox(3)	40,816,750	13.6%
Capital World Investors(4)	37,037,000	12.3%
James R. Bergman, Director(5)	216,000	*
Joseph Bronson, Director(6)	48,300	*
Robert E. Grady, Director(7)	35,939	*
B. Kipling Hagopian, Director(8)	140,360	*
William D. Watkins, Director(7)	35,939	*
A. R. Frank Wazzan, Director(9)	156,800	*
Tunc Doluca, President, Chief Executive Officer and Director(10)	1,359,249	*
Bruce Kiddoo, Senior Vice President and Chief Financial Officer(11)	203,531	*
Vivek Jain, Senior Vice President, Manufacturing(12)	114,515	*
Pirooz Parvarandeh, Group President, High Performance Analog Division(13)	453,386	*
Vijay Ullal, Group President, Handheld Consumer Division(14)	421,179	*
All executive officers and directors as a group (17 persons)(15)	4,158,415	1.4%

*	Less than one percent

(1)

This table is based upon information supplied by officers, directors, principal stockholders and Maxim’s transfer agent, and contained in Schedules 13G filed with the SEC. Unless otherwise indicated, the address of each person or entity listed is c/o Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 300,848,000 shares outstanding on June 26, 2010 adjusted as required under rules promulgated by the SEC.

(2)	Based solely on information supplied by Wellington Management Company, LLP (“WMR”) in a Schedule 13G/A filed with the SEC on February 12, 2010. The address of WMR is 75 State Street, Boston, MA 02109.

(3)

Based solely on information supplied by Dodge & Cox in a Schedule 13G/A filed with the SEC on February 12, 2010. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(4)

Based solely on information provided by Capital World Investors (“CWI”), a division of Capital Research and Management Company (“CRMC”) in a Schedule 13G/A filed with the SEC on July 9, 2010. CWI does not own any shares of Maxim for its own account; the shares reported are owned by accounts under the discretionary management of CWI. CWI has no voting power and sole dispositive power over all shares shown. The address of CWI is 333 South Hope Street, Los Angeles, CA 90071.

(5)

Includes (i) 69,000 shares subject to options exercisable within 60 days of June 26, 2010, (ii) 1,000 restricted stock units that vest within 60 days of June 26, 2010 and (iii) 37,000 shares held by the Bergman Family Foundation for which Mr. Bergman disclaims beneficial ownership.

(6)

Includes (i) 37,500 shares subject to options exercisable within 60 days of June 26, 2010, (ii) 1,000 restricted stock units that vest within 60 days of June 26, 2010 and (iii) 400 shares held in custodian accounts.

(7)	Includes (i) 28,500 shares subject to options exercisable within 60 days of June 26, 2010 and (ii) 1,063 restricted stock units that vest within 60 days of June 26, 2010.

(8)

Includes (i) 69,000 shares subject to options exercisable within 60 days of June 26, 2010, (ii) 1,000 restricted stock units that vest within 60 days of June 26, 2010, (iii) 2,000 shares held by a family foundation for which Mr. Hagopian disclaims beneficial ownership and (iv) 62,360 shares held by trust.

(9)	Includes (i) 69,000 shares subject to options exercisable within 60 days of June 26, 2010 and (ii) 1,000 restricted stock units that vest within 60 days of June 26, 2010.

(10)

Includes (i) 438,902 shares subject to options exercisable within 60 days of June 26, 2010, (ii) 11,718 restricted stock units that vest within 60 days of June 26, 2010 and (iii) 2,700 shares owned by Mr. Doluca’s daughter.

(11)	Includes (i) 168,971 shares subject to options exercisable within 60 days of June 26, 2010 and (ii) 5,440 restricted stock units that vest within 60 days of June 26, 2010.

(12)	Includes (i) 90,000 shares subject to options exercisable within 60 days of June 26, 2010 and (ii) 2,151 restricted stock units that vest within 60 days of June 26, 2010.

(13)	Includes (i) 313,432 shares subject to options exercisable within 60 days of June 26, 2010 and (ii) 13,777 restricted stock units that vest within 60 days of June 26, 2010.

(14)

Includes (i) 119,705 shares subject to options exercisable within 60 days of June 26, 2010, (ii) 16,311 restricted stock units that vest within 60 days of June 26, 2010 (iii) 125,000 shares held in two Grant Retained Annuity Trusts of which Vijay and Jayshree Ullal each own 62,500 shares.

(15)	Includes (i) 2,207,297 shares subject to options exercisable within 60 days of June 26, 2010 and (ii) 81,954 restricted stock units that vest within 60 days of June 26, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of a registered class of Maxim’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Maxim. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on a review of the copies of such reports furnished to Maxim and written representations that no other reports were required, during the fiscal year ended June 26, 2010, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent (10%) beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

During the fiscal year ended June 26, 2010, the Company sold approximately $77 million in products to Flextronics International Ltd., a contract manufacturer, in the ordinary course of its business. William D. Watkins, a member of our board of directors, is also a member of the board of directors of Flextronics International Ltd. Other than in his capacity as a member of the board of directors of Flextronics, Mr. Watkins had no other interest in the transaction.

The Company employs Robert Bergman, the son of James R. Bergman, a member of our board of directors. In fiscal year 2010, Robert Bergman received approximately $194,000 in cash compensation and was granted options to purchase 3,304 shares of the Company’s Common Stock at an exercise price of $18.11 per share and awarded 1,100 restricted stock units.

The Company employs Jennifer Caron, sister of David A. Caron, our principal accounting officer. In fiscal year 2010, Jennifer Caron received approximately $131,000 in cash compensation and was awarded 1,012 restricted stock units.

Maxim has entered into indemnification agreements with its directors and certain of its officers. More specifically, we have separate written indemnification agreements with our current and former executive officers and directors. The indemnification agreements provide, among other things, that Maxim will indemnify each of its directors and officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines, and settlements each may be required to pay in actions or proceedings to which he or she may be made a party by reason of his or her position or positions as a director, officer or other agent of Maxim, and otherwise to the fullest extent permitted under Delaware law and Maxim’s bylaws.

Review, Approval or Ratification of Related Party Transactions

The Audit Committee Charter provides for the Audit Committee to review and approve all related party transactions for potential conflicts of interest on an ongoing basis (if such transactions are not approved by another independent body of the board of directors). Related party transactions include, for purposes of the Audit Committee review, without limitation, transactions involving Maxim and any director, executive officer, beneficial owner of more than 5% of Maxim common stock, any immediate family member of any such person, or any firm, corporation, partnership, or other entity in which any such person is employed or any such person has a 5% or greater beneficial ownership interest. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all relevant facts and circumstances it deems relevant, including, without limitation, the nature of the related party’s interest in the transaction, the benefits to Maxim of the transaction, whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Maxim and its stockholders, the potential impact of such transaction on a director’s independence, and whether the transaction is on terms no less favorable than terms that may be available in a transaction with an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction. Maxim will disclose the terms of related person transactions in its filings with the SEC to the extent required.

The terms of the sale of products and the employment of the individual described above under the heading “Related Transactions” were not specifically approved by the Audit Committee because such terms (including compensation terms) were, and continue to be, consistent and commensurate with those of other similarly situated customers and employees of Maxim.

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

The following is information regarding our executive officers, including their positions and their ages as September 29, 2010.

Name	Age	Position
Tunc Doluca	52	President and Chief Executive Officer
David A. Caron	50	Vice President, Principal Accounting Officer
Vivek Jain	50	Senior Vice President, Manufacturing Operations
Bruce E. Kiddoo	49	Senior Vice President and Chief Financial Officer
Edwin B. Medlin	53	Vice President, General Counsel
Matthew J. Murphy	37	Vice President, Worldwide Sales
Christopher J. Neil	44	Division Vice President
Pirooz Parvarandeh	50	Group President and Chief Technical Officer
Charles G. Rigg	66	Senior Vice President
Vijay Ullal	51	Group President
Steve Yamasaki	56	Vice President, Human Resources

Mr. Doluca – Please see Mr. Doluca’s biography under Proposal No. 1 contained in this proxy statement.

Mr. Caron joined Maxim in December 1998 as Director of Accounting and has served as Maxim’s Corporate Controller since July 2003. In August 2010, Mr. Caron was promoted to Vice President and Principal Accounting Officer. Mr. Caron is a Certified Public Accountant in the state of California and holds a Bachelor of Science in Accounting from San Jose State University.

Mr. Jain joined Maxim in April 2007 as Vice President of Wafer Fab Operations. In June 2009, Mr. Jain was promoted to Senior Vice President, Manufacturing Operations, responsible for all of Maxim’s manufacturing operations, including wafer fab, test and assembly operations. Prior to joining Maxim, Mr. Jain was with Intel Corporation as Plant Manager for Technology Development and Manufacturing Facility in Santa Clara, California since 2000.

Mr. Kiddoo joined Maxim in September 2007 as Vice President of Finance. On October 1, 2008, Mr. Kiddoo was appointed Chief Financial Officer and Principal Accounting Officer of Maxim and served as Principal Accounting Officer until August 2010. In September 2009, Mr. Kiddoo was also named a Senior Vice President. Prior to joining Maxim, Mr. Kiddoo held various positions at Broadcom Corporation, a global semiconductor company, beginning in December 1999. Mr. Kiddoo served as Broadcom’s Corporate Controller and Principal Accounting Officer from July 2002 and served as Vice President from January 2003. He also served as Broadcom’s Acting Chief Financial Officer between September 2006 and March 2007.

Mr. Medlin joined Maxim in November 1999 as Director and Associate General Counsel. He was promoted to Vice President and Senior Counsel in April 2006 and was appointed General Counsel in September 2010. Prior to joining Maxim, he was with the law firm of Ropers, Majeski, Kohn and Bentley between 1987 and 1994 where he held various positions, including director. Between 1994 and 1997, he held the positions of General Counsel, and later, General Manager, at Fox Factory, Inc., a privately held manufacturing company. Between 1997 and 1999 he held the positions of General Counsel and later, Vice President of Global Sales and Marketing at RockShox, Inc., a publicly traded corporation.

Mr. Murphy joined Maxim in July 1994 and was promoted to Vice President in November 2006. Prior to November 2006, he served in a number of business unit and executive management positions.

Mr. Neil joined Maxim in September 1990 and was promoted to Vice President in April 2006 and was named Division Vice President in September 2009. Prior to 2006, he held several engineering and executive management positions.

Mr. Parvarandeh joined Maxim in July 1987 and served as Vice President between 1997 and 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. In September 2010, Mr. Parvarandeh was also appointed Chief Technical Officer. Prior to 1997, he served in a number of integrated circuit development positions.

Mr. Rigg joined Maxim in August 1996 as Managing Director and General Counsel. He was promoted to Vice President in April 1999 and Senior Vice President in January 2007. Prior to joining Maxim, he was with the law firm of Ropers, Majeski, Kohn and Bentley between 1970 and 1996 where he held various positions, including director.

Mr. Ullal joined Maxim in December 1989 and served as Vice President between 1996 and 2004. He was promoted to Senior Vice President in 2004 and Group President in January 2007. Prior to 2004, he served in a number of wafer fabrication operation and management positions.

Mr. Yamasaki joined Maxim in April 2010 as Vice President of Human Resources. Prior to joining Maxim, he was Corporate Vice President of Human Resources of Applied Materials from 2008 to 2010, and was Executive Vice President of Human Resources of YRC Worldwide from 2004 to 2008. Before joining YRC Worldwide, Mr. Yamasaki was Vice President of Human Resources at ConAgra Foods Inc. and Honeywell International.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a review of our executive compensation philosophy, policies and practices with respect to the following executive officers of Maxim: the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated executive officers during fiscal year 2010 (the “Named Executive Officers”).

Executive Compensation Philosophy and Components

The objectives of our executive compensation program are as follows:

•	to attract, retain, motivate, and reward the best and brightest executives who have the talent and experience required to achieve our goals;

•	to align the short-term and long-term interests and objectives of our executive officers with stockholders and customers;

•	to create a high-performance culture by linking total rewards to company performance, including performance relative to our peers;

•	to recognize executives for their contributions to our success by rewarding individual performance; and

•	ensure that executive compensation programs are easily understood by program participants.

We accomplish these objectives by providing our executives with compensation components that are specifically linked to either short-term or long-term corporate and executive performance. The majority of executive compensation is short-term or long-term variable compensation. The principal components of our executive compensation are:

•	base salary;

•	cash performance bonuses;

•	stock options and restricted stock units; and

•	benefits.

Each of these components is intended to achieve one or more of our compensation objectives. The Compensation Committee relies on its judgment in determining the appropriate mix of cash and equity compensation for our officers. In general, in order to encourage a high-performance culture and to align the interests of our executive officers with those of our stockholders, the Compensation Committee makes a significant portion of each executive officer’s compensation performance-based with cash performance bonuses and equity awards, while keeping base salaries below competitive levels. Our variable cash and equity programs are designed to reward recent performance with cash compensation and to motivate long-term performance and retention through equity awards. Both programs are also designed to reward our executives both for individual and overall corporate performance. Such a structure allows the Compensation Committee flexibility to reward outstanding individual performance and to recognize the contributions of our executive officers to the overall success of Maxim.

Governance of Executive Officer Compensation Program

Role and Members of the Compensation Committee

The members of our Compensation Committee are appointed by our board of directors. The Compensation Committee is responsible for determining executive officer compensation. As of the record date, the Committee was comprised of three members of the board of directors, Messrs. James R. Bergman, Robert E. Grady and A. R. Frank Wazzan, each of whom is an independent, non-employee director. Since March 1, 2007, Dr. Wazzan has, and continues to, serve as Chairman of the Compensation Committee.

The primary purpose of the Compensation Committee is to:

•

review and approve corporate goals and objectives relevant to the compensation of Maxim’s Chief Executive Officer (the “CEO”) and other officers, evaluate CEO performance, and determine CEO compensation based on this evaluation;

•

approve and oversee, in consultation with our CEO, the total compensation package for our officers including their base salaries, bonus, equity-based compensation, severance benefits and change-in-control benefits (if any);

•	review the CEO’s performance evaluation of all officers and approve compensation decisions;

•	review periodically and make recommendations to the board of directors regarding any equity or long-term compensation plans, and administer these plans; and

•	make recommendations to the board of directors with respect to compensation for members of the board of directors and its committees.

The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The Compensation Committee periodically reviews the charter and recommends proposed changes to the board of directors for approval. The Compensation Committee Charter is available on our website in the Corporate Governance section at http://www.maxim-ic.com/company/investor/governance. The charter sets forth the membership requirements, authority and duties of the Compensation Committee, which shall consist of no fewer than two members, all of whom (1) meet the independence requirements of the NASDAQ Marketplace Rules, (2) are “non-employee directors” under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (3) are “outside directors” for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code. During fiscal year 2010, and currently, all members of the Compensation Committee met these criteria.

Process for Evaluating Executive Officer Performance and Compensation

The Compensation Committee generally holds at least two scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation issues. The Compensation Committee Chairman will also provide an update to the board of directors during a regularly scheduled meeting regarding Compensation Committee matters when appropriate. In addition, certain members of the Compensation Committee generally communicate on an informal basis concerning Compensation Committee matters throughout the fiscal year. The Compensation Committee may also consider and take certain actions by unanimous written consent. In fiscal year 2010, the Compensation Committee, including its two person Equity Grant Sub-Committee, held 13 meetings and acted by unanimous written consent four times.

Our Vice President of Human Resources and our Corporate Secretary support the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisors, experts and others for assistance.

Outside Compensation Consultant

In fiscal year 2010, the Compensation Committee engaged an independent, third party compensation consulting firm, Compensia, Inc., to advise the Compensation Committee and the board of directors on executive cash and equity compensation matters, including Maxim’s new officer compensation plan for fiscal year 2010, as well as the change-in-control benefits that employees are eligible to receive in the event of termination of employment in connection with a change-in-control of Maxim. Compensia reports directly to the Compensation Committee, and the Compensation Committee has sole authority to hire, terminate and direct the work of Compensia.

Role of Management in Executive Compensation Process

The Compensation Committee seeks input from our Chief Executive Officer and/or other senior executives, to obtain recommendations with respect to our compensation programs, practices and packages for executives and other employees. Our Chief Executive Officer’s role in the compensation-setting process consists of (1) evaluating executive and employee performance; (2) assisting in the establishment of business performance targets and objectives; and (3) recommending salary levels and equity awards. While the Compensation Committee may discuss our CEO’s compensation package with him, it meets in executive session in his absence to determine his compensation.

Executive Compensation Benchmark

In September 2009, based on the recommendations of Compensia, and in consultation with Maxim’s Chief Executive Officer and Chief Financial Officer, the Committee, approved a compensation peer group to be used for benchmarking and for setting executive compensation for fiscal year 2010. In determining the appropriate compensation peer group, the Compensation Committee considered companies within the semiconductor industry that have revenue, number of employees and operations similar to our corresponding components. Most of the companies in this peer group compete with us for executive talent. Periodically, the Compensation Committee will review and update the compensation peer group as appropriate.

The compensation peer group for fiscal year 2010 are as follows:

Altera Corporation	Linear Technology Corporation

Analog Devices, Inc.	LSI Corporation

Atmel Corporation	Marvell Technology Group Ltd.

Broadcom Corporation	National Semiconductor Corporation

Cypress Semiconductor Corporation	NVIDIA Corporation

Fairchild Semiconductor	ON Semiconductor Corp.

International Rectifier Corporation	Xilinx, Inc.

The Compensation Committee also included Texas Instruments, a much larger company, in the peer group for reference purposes only because Texas Instruments is a competitor and competes with us for executive talent.

Total compensation targets for our Named Executive Officers are at the 75th percentile for total compensation paid to similarly situated executives in the compensation peer group companies, as long as superior performance metrics are satisfied. The targets for individual compensation components are as follows: 25th to 50th percentile for base salary, 50th to 75th percentile for total cash compensation and 50th to 75th percentile for equity awards (taking into consideration dilution constraints). We set our target compensation level higher than the median compensation level of executives in the compensation peer group because we believe that providing above-average compensation, payable only upon the achievement of superior performance metrics, will allow us to retain and attract talented and motivated executives in the highly competitive semiconductor industry. The benchmark data are one of many factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee also considers company performance, the executive’s level of responsibilities and individual performance, any special retention issues, and compensation relative to the other officers at Maxim when setting the compensation level of our officers.

Evaluation of Named Executive Officer Compensation

Base Salary

Base salaries are used to attract, motivate, and retain highly qualified executives. Base salary is the primary fixed component of compensation in the executive compensation program and is determined by:

•	level of responsibility;

•	pay levels of similar positions in our peer group;

•	expertise and experience of the executive; and

•	competitive conditions in the industry.

Annual base salary increases, if any, are a reflection of:

•	the individual’s performance for the preceding year;

•	the individual’s pay level relative to similar positions in our peer group;

•	anticipated future contributions of the executive; and

•	competitive conditions in the industry.

For Named Executive Officers, base salaries are generally targeted at the 25th to 50th percentile of the base salaries paid to similarly situated executives in the compensation peer group companies.

Fiscal 2010 Base Salary Actions

The Compensation Committee, after a review of individual and overall company performance, as well as market practices for executive compensation, did not approve base salary increases for our Named Executive Officers for fiscal year 2010 from fiscal year 2009 base salary levels. The table below sets forth each Named Executive Officer’s base salary for fiscal year 2010:

Named Executive Officer	Title	Annualized 2010 Base Salary		% Increase from 2009
Tunc Doluca	President and Chief Executive Officer	$500,000		0
Bruce Kiddoo	Senior Vice President and Chief Financial Officer	$350,000		0
Vivek Jain	Senior Vice President, Manufacturing Operations	$330,000		0
Pirooz Parvarandeh	Group President and Chief Technical Officer	$360,000	(1)	0
Vijay Ullal	Group President	$400,000		0

(1)	Reflects a voluntary 10% reduction from his $400,000 base salary

2010 Compensation Plan

At the October 6, 2009 meeting of the Compensation Committee, the Chief Executive Officer recommended to the Compensation Committee that a new compensation plan for Maxim’s officers, including the Named Executive Officers, be adopted to replace the then existing Compensation Plan and offered suggestions on what the new compensation plan should encompass (the “2010 Compensation Plan”). After receiving feedback from the Compensation Committee, the Chief Executive Officer, together with the Compensation Committee Chairman, developed a proposed compensation plan for officers, including the Named Executive Officers, for fiscal year 2010 that was presented to and approved by the Compensation Committee, at a meeting held on October 21, 2009. An additional refinement was made to the 2010 Compensation Plan shortly following the October 21, 2009 Compensation Committee meeting.

Cash Incentive Compensation under 2010 Compensation Plan

Under the 2010 Compensation Plan, the determination of the cash bonus is performance-based. The aggregate annual target cash bonus pool is 2% of our operating income as determined under U.S. General Accepted Accounting Principles (GAAP), excluding the effect of special expense items, which correlates to a $5 million total bonus pool for every $250 million in operating income. This target annual bonus pool is subject to potential upward adjustment to 3% of our operating income or downward adjustment to 1% of our operating income, in each case, determined based on the following company-wide performance metrics: (1) year-over-year operating income growth (excluding the effect of special expense items) and (2) the year-over-year stock price performance relative to a six peer company group (which includes Analog Devices, Inc., Intersil Corporation, Linear Technology Corporation, Maxim Integrated Products, Inc., National Semiconductor Corporation and Texas Instruments) by using the average closing prices from April 1, 2009 through June 30, 2009 as compared to the average closing prices from April 1, 2010 through June 30, 2010.

The target year-over-year operating income growth of 10% correlates to the bonus pool size of 1% of fiscal year 2010 operating income, and the target year-over-year stock performance of 50th percentile among the peer group companies correlates to the bonus pool size of 1% of fiscal year 2010 operating income. Therefore, achieving the overall target bonus pool of 2% of fiscal year 2010 operating income would require a sizable growth in operating income as well as maintaining stock performance in line with our five closest peers. The maximum cash bonus pool for Maxim’s operating income performance and stock performance, in each case, is 1.5% of fiscal year 2010 operating income, for a combined total of 3%. In order to achieve the maximum cash bonus pool, at least a 20% year-over-year growth in operating income and the best year-over-year stock performance among the six company peer group would be required. In the event of 0% growth in operating income and the worst year-over-year stock performance among the six company peer group, the cash bonus pool would be reduced to a total of 1% of fiscal year 2010 operating income.

The chart below depicts how the percentage of the aggregate bonus pool to be distributed to all officers is calculated:

We selected operating income as the primary program metric (as a basis to determine the overall size of the cash bonus pool and to scale the year-over-year growth) because we deem it to be an objective and clear measure of our operating performance, it demonstrates efficiency of company performance and aligns financial reporting with compensation calculations and cannot be easily manipulated. We selected relative stock price growth as a program metric because we believe that our stock price is an overall indicator of our success and financial health. Furthermore, it aligns bonus payouts with “Maxim’s Manifesto,” our plan of action to fulfill, among others, our goal of being recognized by our employees, customers, and investors as the leading company in the analog/mixed signal industry. We decided to measure our success by comparing our stock price appreciation relative to the stock prices of our peer group of six companies by the year 2014. We selected this peer company group to measure relative stock price performance because we consider this group to be comprised of our closest competitors for not only the sale of analog and mixed-signal semiconductor products but also key talent.

Each officer’s share of the bonus pool is dependent upon his or her position points, which are initially determined at the beginning of the fiscal year and subject to adjustment at the end of the fiscal year by taking into account the officer’s level of responsibility and relative value of the officer’s performance to Maxim as compared to the other executives for the fiscal year, and then scaled by their individual performance which is expressed as a percentage. Each participant’s share of the bonus pool equaled the product of (a) the percentage determined by taking his or her total position points, as approved by the Compensation Committee at the end of the fiscal year, and dividing them by the total number of position points allocated to all officers, (b) their individual performance percentage, which is measured as a percentage and was in the range between 87% to 112% for each participant and (c) the bonus pool calculated as described above.

Actual Results for Fiscal Year 2010 under Cash Bonus Pool and Bonus Payouts to the Named Executive Officers

In fiscal year 2010, actual operating income (excluding the effect of special expense items) was approximately $492 million compared to $233 million in fiscal year 2009, which was a 111.2% increase. The total amount of special expense items not included in GAAP operating income totaled $199.6 million in fiscal year 2010 as compared to $216 million in fiscal year 2009. Our year-over-year stock price performance during the measurement period was up 25.3%, which was fourth in the six company peer group as the stock prices of three companies in the peer group increased by a greater amount during the measurement period. Accordingly, the aggregate amount of the bonus pool under the 2010 Compensation Plan payable to all officers for fiscal year 2010, including the Named Executive Officers, was determined to be approximately $11.8 million, or 2.4% of $492 million, our GAAP operating income (excluding the effect of special expense items). However, as a result of how the total bonus pool was earned due to individual performance, $11.55 million was distributed to all officers for performance in fiscal year 2010.

The table below describes each Named Executive Officer’s performance bonus that was approved by the Compensation Committee for fiscal 2010 performance, which was paid from the aggregate $11.55 million bonus pool distributed to all officers.

Named Executive Officer	Amount of FY10 Performance Bonus
Tunc Doluca	$1,400,000
Bruce Kiddoo	$745,197
Vivek Jain	$807,951
Pirooz Parvarandeh	$834,098
Vijay Ullal	$1,153,094

Equity Compensation

We believe equity compensation is an effective way to align the interests of our executive officers with those of our stockholders in order to achieve long-term stock price growth. In designing the equity compensation program, we take into account stockholder concerns about stock usage and dilution. Equity awards are granted by the Compensation Committee or its Equity Grant Sub-Committee, and the grant price of stock option awards are equal to the closing price of Maxim’s common stock based on the date of grant. We utilize a mix of stock options and restricted stock units to compensate our executive officers. We believe that stock options align our executive officers’ interests with our stockholders, as the executive officers only benefit from future stock price appreciation, while restricted stock units promote strong current retention incentives for Maxim’s executive officers.

Equity Compensation under 2010 Compensation Plan

The 2010 Compensation Plan also contains an equity compensation component that is comprised of mixture of stock options and restricted stock units. In fiscal year 2010, the aggregate target number of stock options to be awarded to all officers was 1,271,000 shares (vesting per year), and the aggregate target number of restricted stock units to be awarded to all officers was up to 350,000 (vesting per year).

Equity Awards for Fiscal Year 2010 Performance under 2010 Compensation Plan

Pursuant to the 2010 Compensation Plan, an aggregate award of 1,018,656 stock options was made on December 1, 2009 to all officers, including the Named Executive Officers. These options vest quarterly primarily during calendar 2013, in each case subject to continued employment on the applicable vesting date. In addition, all officers, including the Named Executive Officers were granted an aggregate of 489,060 restricted stock units on December 1, 2009. These restricted stock units vest over six quarters starting in August 2010 and ending in

November 2011, in each case subject to continued employment on the applicable vesting date. Although we believe that long-term equity incentives are an important part of our compensation program and that they align our executives with our stockholders, we also recognize the importance of limiting the shareholder dilution associated with our equity compensation programs. The foregoing awards were a result of balancing these two competing objectives and resulted, on average, in our named executives officers (including our CEO) receiving equity awards for fiscal 2010 having values that were below median competitive practices.

Employee Stock Purchase Plan

Our stockholders approved the 2008 Employee Stock Purchase Plan at the 2008 annual meeting of stockholders and approved amendments to the 2008 Employee Stock Purchase Plan at the 2009 annual meeting of the stockholders, pursuant to which employees and officers who meet certain eligibility qualifications are able to purchase Maxim’s common stock at a discount of up to 15% from the market price. Employee contributions are made through payroll deductions.

Benefits and Perquisites

Maxim’s philosophy regarding benefits for our employees, including executives, is that they should be competitive with the market in order to attract and retain a high quality workforce, meet the needs of our employees, encourage employee well-being, and provide protection from catastrophic events. We provide medical, dental and vision insurance coverage to executives that are generally available to other full-time employees, including basic group life insurance and disability insurance. For all management employees, including our officers, we pay the premiums for executive life insurance, executive disability and umbrella liability insurance plans. We also offer a tax qualified 401(k) plan in which all U.S. based employees, including officers, are eligible to participate. All of our Named Executive Officers participated in our 401(k) plan during fiscal year 2010. Starting on January 1, 2008, employees were eligible to receive a matching contribution from Maxim equal to 100% of the before-tax contributions made by the employee up to 3% of total cash compensation. However, during fiscal year 2010, all 401(k) matching contributions from Maxim were suspended and as of October 1, 2010, they remain suspended. Under certain limited circumstances we have provided reimbursement of expenses for tax preparation for certain executives.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. Details about the named executive officer’s perquisites, including fiscal year 2010 cost to Maxim, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative.

Employment Agreements

Several years ago, we entered into at-will employment agreements with each of Messrs. Doluca, Parvarandeh, and Ullal that contain substantially similar terms. The agreements do not grant the executive officers any right to be retained by us, and we may terminate the employment of each executive officer either with or without cause at any time. In the event of any termination of employment by Maxim, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits) immediately cease to accrue. However, in the event of termination of employment by Maxim without cause, severance payments are to be made in accordance with our normal policy then in effect, if any, or as otherwise mutually agreed between Maxim and the executive officer.

These agreements provide that if the executive officer terminates his full-time employment with us and his written notice of termination provides that he is willing to provide certain consulting services to us, we will make health insurance coverage available to the executive officer and his family during the period of provision of such services (or willingness to provide services) by the executive officer. The terms of his service, unless otherwise agreed, will provide for part-time services (up to one day per month) and annual compensation equal to at least 5% of the executive officer’s base salary at the time of termination, provided that services are rendered. Health insurance coverage will be similar to that under the group health plan we maintain for our employees.

During the ten-year period following the notice of termination, the former executive officer pays the same amount for health coverage as a similarly situated full-time employee is required to pay for coverage under our group health plan. After the ten-year period, the former executive officer pays us what the cost of the coverage would be if it were being provided pursuant to COBRA health insurance continuation benefits. In the event of the former executive officer’s death while receiving health insurance coverage, the former executive officer’s spouse is eligible for health insurance coverage until her death so long as she pays for the coverage in an amount equal to the cost for an employee with identical coverage. In the event the former executive officer becomes disabled while receiving health insurance coverage, he is deemed to have met his service obligations to us during the disability period. Upon reaching age sixty-five (65), Medicare becomes the primary payer of medical expenses incurred by the former executive. All of such continued health insurance coverage terminates upon the occurrence of certain disqualifying events, including but not limited to, if the former executive officer competes with Maxim or becomes eligible for health insurance coverage elsewhere.

Post-Employment Obligations

The at-will employment agreements with Messrs. Doluca, Parvarandeh, and Ullal provide that in the event of termination of employment by Maxim without cause, severance payments are to be made in accordance with our normal policy then in effect, if any, or as otherwise mutually agreed between Maxim and the individual. Maxim does not have any normal policy with respect to severance payments of former executives.

Reasonableness of Compensation

The Compensation Committee believes it is fulfilling our compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. The Compensation Committee believes the average target pay position relative to market and pay mix are reasonable and appropriate.

Other Considerations

Tax Considerations

Section 162(m) of the Internal Revenue Code states that public companies cannot deduct compensation paid to certain of its top executive officers in excess of $1 million per officer per year. We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). However, the Compensation Committee also retains the discretion, for competitive reasons, to provide compensation that may not be fully deductible. In a few instances, a portion of our annual bonus payments to certain of our executive officers does not currently qualify as deductible under Section 162(m). The Compensation Committee will continue to evaluate whether it is in Maxim’s best interest to qualify future incentive awards under Section 162(m). Our 1996 Stock Incentive Plan has been structured with the intention that stock options and performance shares granted under the plan be qualified as performance-based compensation not subject to Section 162(m); however, improperly accounted for options and performance shares granted under this plan may not qualify as performance-based compensation.

Stock Ownership Guidelines

We do not currently have any stock ownership guidelines for our executive officers or members of our board of directors.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

Compensation Committee

A.R. Frank Wazzan, Chairman

James R. Bergman

Robert E. Grady

Summary Compensation Table

The compensation for Maxim’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers (together, “Named Executive Officers”) for all services rendered in all capacities to Maxim and its subsidiaries during the fiscal year ended June 26, 2010 is set forth below.

Fiscal Year 2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Tunc Doluca	2010	500,000	—	1,117,409	971,664	1,400,000	14,013	(4)	4,003,086
President and CEO	2009	480,769	—	598,258	2,331,823	321,429	24,842	(5)	3,757,121
	2008	498,077	—	—	1,334,483	716,418	17,269	(6)	2,566,247

Bruce Kiddoo*	2010	350,000	—	492,965	308,383	745,197	51,892	(7)	1,948,437
Senior Vice President and CFO	2009	336,538	—	51,280	1,030,169	175,622	68,210	(8)	1,661,819

Vivek Jain**	2010	330,000	—	524,749	746,510	807,951	6,394	(9)	2,415,604
Senior Vice President, Manufacturing Operations

Pirooz Parvarandeh	2010	360,000	—	675,708	369,291	834,098	8,195	(10)	2,247,292
Group President and Chief Technical Officer	2009	383,077	—	427,342	2,153,541	244,022	14,974	(11)	3,222,956
	2008	400,000	1,462,292	—	884,628	440,475	6,388	(12)	3,193,783

Vijay Ullal	2010	400,000	—	780,257	423,146	1,153,094	8,722	(13)	2,765,219
Group President	2009	384,615	—	461,520	2,382,020	303,121	16,033	(14)	3,547,309
	2008	400,000	—	—	1,237,877	525,313	5,759	(15)	2,168,949

*

Mr. Kiddoo joined Maxim as Vice President of Finance in September 2007 and became Vice President, Chief Financial Officer and Principal Accounting Officer on October 1, 2008. In September 2009, Mr. Kiddoo was also named a Senior Vice President and he relinquished the position of Principal Accounting Officer to Mr. Caron in August 2010.

**	Mr. Jain joined Maxim as Vice President of Wafer Fab Operations in April 2007 and became Senior Vice President, Manufacturing Operations in June 2009.

(1)

Represents the aggregate grant date fair value of restricted stock units awarded in fiscal years 2010, 2009 and 2008, respectively, computed in accordance with FASB ASC Topic 718. Disclosures for fiscal years 2009 and 2008 have been recomputed consistent with the SEC guidance. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

(2)

Represents the aggregate grant date fair value of grants awarded in fiscal years 2010, 2009 and 2008, respectively, computed in accordance with FASB ASC Topic 718. Disclosures for fiscal years 2009 and 2008 have been recomputed consistent with the SEC guidance and also include the incremental fair value of modifications to awards during those respective fiscal years computed as of the modification date in accordance with FASB ASC Topic 718, with respect to that modified award. Such modifications included (i) the incremental fair value associated with the modification of expiring options, and (ii) incremental fair value associated with the modification of outstanding options that were repurchased from officers. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. The assumptions used in the valuation of these awards and other relevant information are set forth in Note 6, “Stock-Based Compensation,” to the Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

(3)	Reflects payments earned under the non-equity incentive plan that were paid in the subsequent fiscal year. These payments are performance bonuses under Maxim’s bonus plan for officers.

(4)	Reflects Mr. Doluca’s Company paid (i) executive life insurance premium of $7,648, (ii) executive disability premium of $3,865, and (iii) umbrella liability insurance premium of $2,500.

(5)

Reflects Mr. Doluca’s Company paid (i) executive life insurance premium of $6,073, (ii) executive disability premium of $3,865, (iii) umbrella liability insurance premium of $2,935, and (iv) matching 401(k) contributions of $11,969.

(6)

Reflects Mr. Doluca’s Company paid (i) executive life insurance premium of $5,293, (ii) executive disability premium of $3,865, (iii) umbrella liability insurance premium of $3,380, and (iv) matching 401(k) contributions of $4,731.

(7)

Reflects Mr. Kiddoo’s Company paid (i) executive life insurance premium of $1,003 (ii) executive disability premium of $2,517, (iii) umbrella liability insurance premium of $963, and (iv) commuting and reimbursement of living expenses totaling $47,409 including tax gross up amount of $16,388.

(8)

Reflects Mr. Kiddoo’s Company paid (i) executive life insurance premium of $623 (ii) matching 401(k) contributions of $7,896 and (iii) commuting and reimbursement of living expenses totaling $59,691 including tax gross up payment of $21,181.

(9)	Reflects Mr. Jain’s Company paid (i) executive life insurance premium of $2,360, (ii) executive disability premium of $3,071, and (iii) umbrella liability insurance premium of $963.

(10)	Reflects Mr. Parvarandeh’s Company paid (i) executive life insurance premium of $2,853 (ii) executive disability premium of $2,842, and (iii) umbrella liability insurance premium of $2,500.

(11)	Reflects Mr. Parvarandeh’s Company paid (i) executive life insurance premium of $2,428 and (ii) matching 401(k) contributions of $12,546.

(12)	Reflects Mr. Parvarandeh’s Company paid (i) executive life insurance premium of $2,234 and (ii) matching 401(k) contributions of $4,154.

(13)	Reflects Mr. Ullal’s Company paid (i) executive life insurance premium of $3,326 (ii) executive disability premium of $2,896, and (iii) umbrella liability insurance premium of $2,500.

(14)	Reflects Mr. Ullal’s Company paid (i) executive life insurance premium of $2,564 and (ii) matching 401(k) contributions of $13,469.

(15)	Reflects Mr. Ullal’s Company paid (i) executive life insurance premium of $2,528 and (ii) matching 401(k) contributions of $3,231.

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended June 26, 2010, which includes estimated possible performance bonuses under our cash bonus plan and equity grants.

Grants of Plan-Based Awards in Fiscal Year 2010

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			All other stock awards: number of restricted stock units (#)	All other option awards: number of underlying securities (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Tunc Doluca	N/A	575,640	1,151,280	1,726,920
	12/1/2009				64,580	229,860	$18.11	$2,089,073

Bruce Kiddoo	N/A	265,680	531,360	797,040
	12/1/2009				28,520	72,280	$18.11	$801,348

Vivek Jain	N/A	295,200	590,400	885,600
	7/7/2009				—	143,854	$15.41	$477,236
	11/3/2009				3,000	—	—	$50,970
	12/1/2009				27,548	63,000	$18.11	$743,053

Pirooz Parvarandeh	N/A	364,080	728,160	1,092,240
	12/1/2009				39,096	86,400	$18.11	$1,044,999

Vijay Ullal	N/A	413,280	826,560	1,239,840
	12/1/2009				45,124	99,000	$18.11	$1,203,403

(1)

This column reflects the aggregate grant date fair value of all awards on the grant date computed in accordance with FASB ASC 718 and disregards an estimate of forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

Outstanding Equity Awards at June 26, 2010

The following table provides certain information regarding outstanding equity awards as of June 26, 2010 held by the Named Executive Officers.

Outstanding Equity Awards at June 26, 2010

	Option Awards					Restricted Stock Unit Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Tunc Doluca	100,000	—		33.68	9/27/2011	58,643	(2)	$1,020,975
	200,000	—		33.04	12/31/2012
	89,853	415,491	(3)	12.82	12/12/2015
	4,549	225,311	(4)	18.11	12/1/2016

Bruce Kiddoo	92,500	112,500	(5)	30.71	9/4/2014	26,640	(6)	$463,802
	57,354	198,824	(7)	12.82	12/12/2015
	—	72,280	(8)	18.11	12/1/2016

Vivek Jain	35,295	122,351	(9)	12.82	12/12/2015	25,411	(10)	$442,406
	32,206	111,648	(11)	15.41	7/7/2016
	—	63,000	(12)	18.11	12/1/2016

Pirooz Parvarandeh	200,000			33.04	12/31/2012	49,185	(13)	$856,311
	85,074	294,922	(14)	12.82	12/12/2015
	—	86,400	(12)	18.11	12/1/2016

Vijay Ullal	89,779	311,235	(15)	12.82	12/12/2015	57,433	(16)	$999,909
	—	99,000	(12)	18.11	12/1/2016

(1)

Market value is computed by multiplying the closing price ($17.41 per share) of Maxim’s common stock on the last trading day of the fiscal year (June 25, 2010) by the number of shares reported in the adjacent column.

(2)	11,718 shares vest on August 15, 2010, 5,885 shares vest on November 15, 2010 and 10,260 shares each vest over four consecutive quarters beginning on February 15, 2011.

(3)

39,951 shares each vest on June 30, 2010, September 30, 2010 and December 31, 2010; thereafter, 151,814 shares and 143,824 shares vest in quarterly installments during calendar years 2011 and 2012, respectively.

(4)

4,549 shares each vest on June 30, 2010, September 30, 2010 and December 31, 2010; thereafter, 26,188 shares, 25,276 shares and 160,200 shares vest in quarterly installments during calendar years 2011, 2012 and 2013, respectively.

(5)	12,500 shares vest on September 4, 2010; thereafter 50,000 shares vest per year in quarterly installments ending on September 4, 2012.

(6)	5,440 shares vest on August 15, 2010, 2,440 shares each vest on November 15, 2010 and 4,690 shares each vest over four consecutive quarters beginning on February 15, 2011.

(7)

19,117 shares, 19,118 shares and 19,117 shares vest on June 30, 2010, September 30, 2010 and December 31, 2010, respectively; thereafter, 72,648 shares and 68,824 shares vest in quarterly installments during calendar years 2011 and 2012, respectively.

(8)	2,352 shares, 2,428 shares and 67,500 shares vest in quarterly installments during calendar years 2011, 2012 and 2013, respectively.

(9)

11,764 shares, 11,765 shares and 11,764 shares vest on June 30, 2010, September 30, 2010 and December 31, 2010, respectively; thereafter, 44,706 shares and 42,352 shares vest in quarterly installments during calendar years 2011 and 2012, respectively.

(10)	2,151 shares vest on August 15, 2010, 2,152 shares vest on November 15, 2010 and 5,277 shares each vest over four consecutive quarters beginning on February 15, 2011.

(11)

10,735 shares, 10,736 shares and 10,735 shares vest on June 30, 2010, September 30, 2010 and December 31, 2010, respectively; thereafter, 40,794 shares and 38,648 shares vest in quarterly installments during calendar years 2011 and 2012, respectively.

(12)	These shares vest in quarterly installments during calendar year 2013.

(13)	13,777 shares vest on August 15, 2010, 9,612 shares vest on November 15, 2010 and 6,449 shares each vest over four consecutive quarters beginning on February 15, 2011.

(14)

28,358 shares each vest on June 30, 2010, September 30, 2010 and December 31, 2010; thereafter, 107,760 shares and 102,088 shares vest in quarterly installments during calendar years 2011 and 2012, respectively.

(15)

29,926 shares, 29,927 shares and 29,926 shares vest on June 30, 2010, September 30, 2010 and December 31, 2010, respectively; thereafter, 113,720 shares and 107,736 shares vest in quarterly installments during calendar years 2011 and 2012, respectively.

(16)	16,311 shares vest on August 15, 2010, 11,810 shares vest on November 15, 2010 and 7,328 shares each vest over four consecutive quarters beginning on February 15, 2011.

Option Exercises and Stock Vested

The following table provides certain information regarding option exercises and vesting of restricted stock units with respect to the Named Executive Officers during fiscal year 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

	Option Awards			Restricted Stock Unit Awards
Name	Number of shares acquired on exercise (#)		Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Tunc Doluca	30,000	(3)	116,100	35,102	644,414
Bruce Kiddoo	—		—	16,880	309,892
Vivek Jain	—		—	32,304	592,562
Pirooz Parvarandeh	—		—	48,456	889,618
Vijay Ullal	—		—	57,336	1,052,649

(1)	The value realized on exercise is the number of shares acquired on exercise multiplied by the difference between the market price upon exercise and the exercise price.

(2)	The value realized is the number of shares vesting multiplied by the fair market value of Maxim’s common stock on the respective vesting date.

(3)	These options were exercised but the underlying shares of common stock were not sold.

Non-Qualified Deferred Compensation

We do not have any non-qualified deferred compensation agreements, plans or arrangements for and as of the year ended June 26, 2010 with respect to the Named Executive Officers.

Equity Compensation Plan Information

The following table gives information about Maxim’s common stock that may be issued upon the exercise of options, warrants and rights under all of Maxim’s existing equity compensation plans as of June 26, 2010 and the option agreements assumed by Maxim pursuant to the terms of Maxim’s acquisition of Dallas Semiconductor Corporation (“Dallas Semiconductor”) on April 11, 2001.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b)(2) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	39,666,149	(1)	$27.02	19,544,709	(3)
Equity compensation plans not approved by security holders(4)	71,775		$38.04

Total	39,737,924		$27.05	19,544,709

(1)

Represents common stock issuable upon the exercise of options granted under our existing stockholder approved equity compensation plans. Includes 10,575,417 restricted stock units which have an exercise price of zero.

(2)	This weighted average exercise price does not include the 10,575,417 restricted stock units which have an exercise price of zero.

(3)	Represents 15,847,002 shares of common stock available for issuance under the 1996 Equity Plan and 3,697,707 shares of common stock available for issuance under the 2008 ESP Plan.

(4)

Represents shares of our common stock pursuant to option agreements assumed pursuant to our acquisition of Dallas Semiconductor. The option agreements were originally issued by Dallas Semiconductor under the Dallas Semiconductor 1984 Stock Option Plan, the Dallas Semiconductor Corporation 1987 Stock Option Plan and the Dallas Semiconductor 1993 Officer and Director Stock Option Plan (collectively, the “Dallas Plans”).

Upon our acquisition of Dallas Semiconductor, we assumed the option agreements then outstanding under Dallas Plans (the “Assumed Options”). The Assumed Options are governed by the terms of the respective Dallas Plan under which they were originally issued and no further options will be issued under the Dallas Plans. Options governed by the terms of the Dallas Plans generally are nontransferable and expire no later than ten years from date of grant. Options generally are exercisable upon grant. Shares of common stock issuable and/or exercised under the Dallas Plans vest based upon years of service, generally four years. Upon termination of a participant’s employment, we reserve the right to repurchase the unvested portion of the stock held by the employee, at the original option price. The Dallas Plans were duly approved by the stockholders of Dallas Semiconductor prior to its acquisition by Maxim. In addition, any shares or options reserved but not issued under the Dallas Plans as of the date of stockholder approval of the 1996 Equity Plan and any shares returned to such plans as a result of termination of options or repurchase of shares will increase the number of shares available for issuance under the 1996 Equity Plan.

Employment Contracts and Change in Control Arrangements

Each of Messrs. Doluca, Parvarandeh, and Ullal is a party to an agreement with us, pursuant to which each such officer may be entitled to certain severance payments and benefits under the specified circumstances.

For further information and detail regarding the above-mentioned agreements and change in control arrangements, please see “Compensation Discussion and Analysis” contained in this proxy statement.

Change-of-Control

We currently have a “double trigger” change-of-control plan (the “Severance Plan”) covering substantially all of our full-time employees, including our Named Executive Officers. The Plan provides for the payment of certain benefits in the event a Named Executive Officer is terminated without cause or resigns for good reason during the 24-month period following a change-of-control of Maxim or within the period following the public announcement of, but prior to, the closing of a change in control event. In serving the interest of stockholders, the Severance Plan is designed to help retain the employees of the Company, help maintain a stable work environment and provide certain economic benefits to employees in the event their employment is terminated in the circumstances described below.

A change-of-control is defined as:

•	a merger or consolidation of Maxim in which more than 50% of the outstanding voting power changes hands;

•	a sale of all or substantially all of Maxim’s assets;

•	the acquisition of more than 50% of Maxim’s voting power by any person or group; or

•

a change in the composition of our board of directors, such that a majority of directors are no longer “Incumbent Directors” (Incumbent Directors are directors as of the change-of-control plan was implemented and directors elected other than in connection with an actual or threatened proxy contest).

If, during the 24-month period following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change in control event, the Named Executive Officer’s employment is terminated for reasons other than cause (as defined in the Severance Plan) or the individual terminates employment for good reason (as defined in the Severance Plan), then the Named Executive Officer will receive a lump sum cash payment consisting of:

•	base salary not yet paid through the date of termination and all unpaid vacation pay; and

•

a severance payment equal to two times the sum of the Named Executive Officer’s annual base salary in effect immediately prior to the date of termination and the average performance bonus during the past three years.

In addition, all unvested stock options and restricted stock units are accelerated and become fully vested upon a change-of-control and a termination without cause (or resignation for good reason) occurring within 24 months following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change in control event. All stock options remain exercisable until the end of their stated term, which is typically 10 years from the grant date for options granted before 2007 and 7 years from the grant date for options granted in 2007 and thereafter. Also, each Named Executive Officer is eligible to receive continued health insurance benefits at the Company’s cost for 24 months. The Named Executive Officers are not entitled to receive a gross-up amount to compensate the officer for any golden parachute excise taxes imposed by the Internal Revenue Code. Our board of directors retains the absolute right to modify and/or terminate the change-of-control plan and the benefits thereunder at any time before the occurrence of a change-of-control.

If there had been a termination of employment without cause during the 24-month period following a change-of-control of Maxim or within the period following the public announcement of, but prior to, the closing of a change in control event, then assuming such termination occurred at the end of fiscal year 2010, the amounts we estimate that would have been paid to the Named Executive Officers are set forth in the table below. The actual amounts that would be paid out can only be determined at the time the named executive officer is terminated from employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination related to a Change-of-Control ($)(1)(2)(3)(4)
Tunc Doluca	Base Salary	1,000,000
	Performance Bonus	812,616
	Health Insurance Benefits	81,504
	Equity:
	Stock Options	1,907,104
	Restricted Stock Units	1,020,975
	Total	4,822,199

Bruce Kiddoo	Base Salary	700,000
	Performance Bonus	393,806
	Health Insurance Benefits	81,504
	Equity:
	Stock Options	912,602
	Restricted Stock Units	463,802
	Total	2,551,714

Vivek Jain	Base Salary	660,000
	Performance Bonus	405,045
	Health Insurance Benefits	81,504
	Equity:
	Stock Options	784,887
	Restricted Stock Units	442,406
	Total	2,373,842

Pirooz Parvarandeh	Base Salary	720,000
	Performance Bonus	506,198
	Health Insurance Benefits	81,504
	Equity:
	Stock Options	1,353,692
	Restricted Stock Units	856,311
	Total	3,517,705

Vijay Ullal	Base Salary	800,000
	Performance Bonus	660,509
	Health Insurance Benefits	81,504
	Equity:
	Stock Options	1,428,569
	Restricted Stock Units	999,909
	Total	3,970,491

(1)

All amounts are estimated based on an assumed triggering date of last business day (June 25, 2010) of the fiscal year ended June 26, 2010 and the closing price ($17.41 per share) of Maxim’s common stock on that date.

(2)

The net value of the options is based on the difference between the exercise price of unvested in-the-money options on June 25, 2010 and the closing price ($17.41 per share) of Maxim’s common stock on that date multiplied by the number of such options.

(3)

Performance bonus is based on the average of non-equity incentive compensation plan performance bonus earned for each of the last three fiscal years. Mr. Kiddoo received a performance bonus of $260,598 for the fiscal year ended June 28, 2008. Mr. Jain received performance bonuses of $138,187 and $268,997 for the fiscal years ended June 27,

2009 and June 28, 2008, respectively. These performance bonuses do not appear in the Fiscal Year 2010 Summary Compensation Table for the above-referenced fiscal years during which Mr. Kiddoo and Mr. Jain were not named executive officers.

(4)	The cost of health insurance benefits is estimated based on the monthly premium the Company would pay for a similarly situated employee over 24 months.

Other Potential Post-Employment Payments

Each of Messrs. Doluca, Parvarandeh, and Ullal and is party to an agreement that may entitle each such officer to certain post-employment payments from us under specified circumstances. For a detailed discussion of such potential post-employment obligations of Maxim, please see “Compensation Discussion and Analysis” contained in this proxy statement.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP and affiliates for the audit of Maxim’s annual financial statements for the fiscal years ended June 26, 2010 and June 27, 2009, respectively, and fees billed for other services rendered by Deloitte & Touche LLP during such fiscal years. All fees set forth below are exclusive of any value-added tax (VAT) or goods and services tax (GST).

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$1,808,323	$6,950,422
Audit-Related Fees(2)	—	—
Tax Fees(3)	41,900	40,771
All Other Fees(4)	199,404	80,196

	$2,049,627	$7,071,389

(1)

Audit Fees consist of fees billed for professional services rendered in connection with the audit of Maxim’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit services that are normally provided by Deloitte & Touche LLP and affiliates in connection with statutory and regulatory filings. Fees for fiscal year 2009 also included $5.2 million for services rendered during that fiscal year in connection with the restatement of Maxim’s previously filed financial statements to correct past accounting for stock options.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Maxim’s consolidated financial statements and not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for federal, state and international tax compliance, tax advice and federal, state and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approval for particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. For fiscal year 2010, there were no audit-related fees, tax fees, or any other fees that were approved by the Audit Committee pursuant to the “de minimus” exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Committee”) of the board of directors is comprised entirely of independent directors who meet the independence requirements of the Marketplace Rules of The NASDAQ Stock Market and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on the Investor Relations section of our website at http://www.maxim-ic.com/company/investor/governance.

The Committee oversees Maxim’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. Maxim’s independent auditors are responsible for expressing an opinion as to the conformity of Maxim’s consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in Maxim’s Annual Report on Form 10-K for the year ended June 26, 2010. The Audit Committee has also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”.

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” the Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited consolidated financial statements be included in Maxim’s Annual Report on Form 10-K for the year ended June 26, 2010.

Audit Committee

Joseph R. Bronson, Chairman

James R. Bergman

William D. Watkins

Appendix A

MAXIM INTEGRATED PRODUCTS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(As amended)1

The Company wishes to attract employees to the Company, its Subsidiaries and Affiliates and to induce employees to remain with the Company, its Subsidiaries and Affiliates, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries and Affiliates. In furtherance thereof, the Plan is designed to provide equity-based incentives to the Eligible Employees of the Company, its Subsidiaries and Affiliates. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Shares under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board of Directors or the Committee and designed to achieve tax, securities law or other objectives.

1. Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 423(b) Component” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.

“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means Maxim Integrated Products, Inc., a Delaware corporation.

“Designated Companies” shall mean the Company and any Subsidiary or Affiliate which has been designated by the Board of Directors or the Committee from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Code Section 423(b) Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the Code Section 423(b) Component shall not be a Designated Company under the Non-423(b) Component.

“Effective Date” means the later of December 15, 2008 or the date of the approval of this Plan by the Company’s stockholders.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of base salary for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, bonuses, incentive compensation, overtime, deferred compensation, and other non-cash or non-basic payments, unless otherwise determined by the Committee.

[1]	As approved by the Board of Directors on October 27, 2008, September 24, 2009, and September 14, 2010, respectively and ratified by Stockholders on December 15, 2008 and December 10, 2009.

“Eligible Employee” means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

“Enrollment Period” means such period preceding an Offer Period as is specified by the Committee with respect to such Offer Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.

“Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

“Offer Date” means the first day of an Offer Period.

“Offer Period” means, as applicable, in each case subsequent to the approval of this Plan by the Company’s stockholders, (i) the initial Offer Period beginning on such date to be determined by the Committee and ending on November 28, 2010 (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee), (ii) the Offer Period beginning on the business day immediately following the last Saturday of May of each year (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee) and ending on the business day immediately preceding the last Saturday of May of the next year (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee), and (iii) the Offer Period beginning on the business day immediately following the last Saturday of November of each year (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee) and ending on the business day immediately preceding the last Saturday of November of the next year (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee). Each Offer Period of approximately 12 months in length (except for the initial Offer Period) may overlap each other as set forth above, and each will consist of 2 Purchase Periods of approximately 6 months in length.

“Participating Employee” means an employee (i) for whom payroll deductions are currently being made or who otherwise contributes to the Plan, or (ii) for whom payroll deductions are not currently being made or who does not otherwise contribute to the Plan because he or she has reached the limitation set forth in the first sentence of Section 6.

“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

“Plan” means this Maxim Integrated Products, Inc. 2008 Employee Stock Purchase Plan, as it may from time to time be amended, which includes a Code Section 423(b) Plan and a Non-423(b) Component.

“Plan Year” means the fiscal year of the Company.

“Purchase Date” means, as applicable, the business day immediately preceding the last Saturday of May and November (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee).

“Purchase Period” means a specified period of time within an Offer Period beginning on the Offer Date and ending on a Purchase Date. An Offer Period shall consist of 2 Purchase Periods, each of which shall approximately be 6 months in length.

“Shares” means shares of Common Stock.

“Stock Account” means a brokerage account as contemplated by Section 8.

“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.

2. Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 8,000,000 Shares, subject to adjustment as provided in Section 12, any or all of which Shares may be granted under the Code Section 423(b) Component. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3. Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Board of Directors shall consider the rules of Rule 16b-3 promulgated under the Exchange Act in connection with any such appointment, if and to the extent that such appointments may have an effect thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to act as the Committee hereunder.

The Committee may make such rules and regulations and establish such procedures and sub-plans for the operation and administration of the Plan as it deems appropriate, including relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

4. Eligible Employees.

Except as described below, all employees of the Company and its Designated Companies shall be eligible to participate in the Plan, provided that each of such employees does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.

To the extent permitted under local law, the Committee may also exclude from participation in the Plan any or all of (i) a group of highly compensated employees designated by the Committee as being ineligible to participate in the Plan as permitted by Section 423(b)(4)(D) of the Code, (ii) employees who have been employed by the Company or any Subsidiary for less than 2 years, (iii) employees whose customary employment is for not more than 5 months in any calendar year, and (iv) employees who customarily work 20 hours per week or less. The employment of an employee of a Subsidiary or an Affiliate which ceases to be a “Subsidiary” or an “Affiliate” as defined herein shall, automatically and without any further action, be deemed to have terminated (and such employee shall cease to be an Eligible Employee hereunder).

5. Election to Participate and Payroll Deductions/Contributions.

Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of each Offer Period during a Plan Year. Each Eligible Employee may elect a payroll deduction of from 1% to 25% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.), unless otherwise so provided by the Committee. Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. The Committee, in its discretion, may decide that an Eligible Employee may contribute to the Plan by means other than payroll deductions. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose, unless otherwise required by local law.

Each Participating Employee may cancel his or her election to participate in the Plan by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times as may be established by the Committee. In such case, the entire balance in the Payroll Account of such former Participating Employee shall be repaid to such former Participating Employee as promptly as practicable in accordance with Section 9, without interest (unless required by local law). Upon such voluntary withdrawal during an Offer Period by a Participating Employee, such withdrawing Participating Employee may not be entitled to participate in the Plan again for such time as may be established by the Committee. Thereafter, such Eligible Employee is eligible to participate in subsequent Offer Periods under the Plan upon timely delivery of a new enrollment form.

Unless prohibited by any applicable laws, regulations or stock exchange rules, the Committee, in its discretion, may prescribe that, if the Fair Market Value of the Shares on a Purchase Date within an Offer Period then in progress is lower than the Fair Market Value of the Shares on the first business day of such Offer Period, then each Participating Employee in such Offer Period shall automatically be deemed (i) to have withdrawn from such Offer Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in a new Offering Period commencing on the business day immediately following the last Saturday of May or November of each year, as applicable (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee).

Subject to the preceding paragraphs of this Section 5, if so provided by the Committee, an Eligible Employee who is a Participating Employee immediately prior to the beginning of an Offer Period will be deemed (i) to have elected to participate for such Offer Period and (ii) to have authorized the same percentage payroll deduction for such Offer Period in effect for such Eligible Employee as that in effect (without regard to Section 6) on the day before such Offer Period. The Committee may adopt the procedures set forth in the foregoing sentence for some but not all Offer Periods.

6. Limitation of Number of Shares That an Employee May Purchase.

No right to purchase Shares under the Plan shall provide an employee the right to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries which accrues at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time. Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase during an Offer Period shall not exceed 1,600 shares.

7. Purchase Price.

The purchase price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Shares on the Offer Date and (ii) 85% of the Fair Market Value of such Shares on the Purchase Date.

8. Method of Purchase.

As of the Purchase Date, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.

All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participating Employees at a brokerage firm selected by, and pursuant to an arrangement with, the Company. The Company shall deliver the shares to the Stock Account as soon as reasonably practicable after the close of the applicable Purchase Date, A Participating Employee shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, for Participating Employees in the Code Section 423(b) Component, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied or which are held by Participating Employees in the Non-Section 423(b) Component, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that a stock certificate be issued and delivered to him or her.

If and to the extent provided by the Committee, for so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee’s Stock Account, and will be automatically reinvested in whole Shares. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall remain in the Payroll Account for use in the next Offer Period; provided, however, that, if the Participating Employee is not an active Participating Employee for such next Offer Period, such remaining cash shall be returned to the Participating Employee as soon as practicable. Notwithstanding any other provision of the Plan, the Committee may permit the purchase of fractional Shares hereunder and establish rules and procedures relating thereto.

9. Termination of Participation or Employment.

The right to participate in the Plan shall terminate immediately when a Participating Employee ceases to be employed by the Company or a Designated Company for any reason (including death or disability) or a Participating Employee otherwise becomes ineligible. Participation also terminates immediately when the Participating Employee voluntarily cancels his or her election to participate in the Plan as provided in Section 5.

Notwithstanding any other provision of the Plan to the contrary, the Company shall distribute to such former Participating Employee (or, in the event of death, to his or her estate), the balance in his or her Payroll Account not theretofore invested, without interest (unless required by local law), any such distribution or payment to be made as soon as practicable. If applicable, fractional Shares will be sold on the open market and the Participating Employee will receive the net proceeds, if any, after all fees have been paid.

10. Rights as a Stockholder.

At the time funds from a Participating Employee’s Payroll Account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued.

11. Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12. Adjustment in Case of Changes Affecting Common Stock.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 and the last sentence of Section 6 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (1) the number and kind of shares subject to the Plan, (2) the purchase price of such shares under the Plan, and (3) the number and kind of shares available under Section 2 and the last sentence of Section 6. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 and the last sentence of Section 6 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Purchase Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

13. Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved Company’s shareholders, the Code Section 423(b) Component to fail to comply with

(i)	the requirements for employee stock purchase plans under Section 423 of the Code; or

(ii)	any other requirement of applicable law or regulation;

unless and until stockholder approval is obtained.

14. Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

(i)	on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

(ii)	at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to Participating Employees on a pro rata basis. No termination of the Plan shall alter or impair any rights outstanding at the time of the such termination to purchase Shares pursuant to any offering of the right to purchase Shares hereunder.

15. Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

16. Non-U.S. Subsidiaries.

Without amending the Plan, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries and Affiliates with such modifications of the terms and conditions otherwise specified hereunder as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may make such amendments, procedures and the like and establish such sub-plans as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries and Affiliates operate or have employees.

17. Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

18. Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company or any Designated Company, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participating Employee to remit to the Company or the Designated Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a Participating Employee arising as a result of his or her participation in the Plan or to take such other action as may be necessary in the opinion of the Company or a Designated Company, as appropriate, to satisfy withholding obligations for the payment of taxes. No shares shall be delivered hereunder to any Participating Employee until the Participating Employee has made arrangements acceptable to the Company for the satisfaction of these tax obligations with respect to any taxable event concerning the Participating Employee’s participation in the Plan.

If Shares acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participating Employee in the Code Section 423(b) Plan who is employed by a Designated Company which is part of the Company’s U.S. federal income tax return shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

19. Notices.

All notices or other communications by a Participating Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Severability.

If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

21. No Right to Continued Employment.

The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary or Affiliate, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary or Affiliate by which an employee is employed to terminate his or her employment at any time.

22. Captions.

The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

23. Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders prior thereto.

24. Code Section 409A.

The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a Participating Employee who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board of Directors or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a Participating Employee or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Director or the Committee with respect thereto.

25. Governing Law.

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

Appendix B

MAXIM INTEGRATED PRODUCTS, INC.

1996 STOCK INCENTIVE PLAN

(As Amended and Restated)2

1. Purposes of the Plan. The purposes of this 1996 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock and Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Maxim Integrated Products, Inc., a Delaware corporation.

[2]	As approved by the Board of Directors on September 24, 2009, November 24, 2009 and September 14, 2010 and ratified by Stockholders on December 10, 2009.

(l) “Consultant” means any person who is a consultant, advisor, independent contractor, vendor, customer or other person having a past, current or prospective business relationship with the Company or any Parent or Subsidiary.

(m) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(n) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(o) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with complete liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(p) “Covered Employee” means any person who is a “covered employee” under Section 162(m)(3) of the Code.

(q) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as Performance-Based Compensation.

(r) “Director” means a member of the Board.

(s) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value of a share of Common Stock shall be (A) the closing sale price of the Common Stock on the date of the determination (or, if no sales were reported on such date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the closing price of a Share on the Nasdaq Small Cap Market or over-the-counter (Pink Over-The-Counter Markets Inc. Electronic Quotation Service), as applicable, on the date of the determination (or, if no such price was reported on that date, on the last date on which such price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Performance Goals” has the meaning given to it in Section 11.

(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 1996 Stock Incentive Plan.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to this Plan is 113,100,000 Shares plus the number of Shares or options returned to the Company’s Incentive Stock Option Plan, 1987 Employee Stock Participation Plan, and 1987 Supplemental Stock Option Plan as a result of termination of options or repurchase of Shares issued under such plans, and (ii) such number of Shares which have been reserved but not issued under the Dallas Semiconductor Corporation 1987 Stock Option Plan (the “Dallas 1987 Plan”) as of the date of stockholder approval of this Plan, and any Shares returned to the Dallas 1987 Plan as a result of termination of options or repurchase of Shares issued under such plan, (iii) such number of Shares which have been reserved but not issued under the Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan (the “Dallas 1993 Plan”) as of the date of stockholder approval of this Plan, and any Shares returned to the Dallas 1993 Plan as a result of termination of options or repurchase of Shares issued under such plan.

(b) Full Value Awards. Any Shares subject to Options will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with two Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock and Restricted Stock Units, is forfeited to or repurchased by the Company, the unexercised Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding anything contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards under this Plan or any other plans listed in Section 3(a): (i) Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of an Option (or any other option granted under any other plans listed in Section 3(a)), and (ii) Shares tendered by a Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award (or any other equity award granted under any other plans listed in Section 3(a)). Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable

Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to determine the Fair Market Value;

(v) to approve forms of Award Agreement for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) to modify or amend the terms of any outstanding Award granted under the Plan in any lawful way, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that any provision of the Plan to the contrary notwithstanding, the Administrator shall not have the authority to reprice any outstanding Option, it being understood that “reprice” shall mean to amend any outstanding Option to reduce the exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have key employees or non-employee directors, the Administrator, in its discretion, shall have the power and authority to (A) determine which (if any) Employees, Directors, and/or Consultants rendering services or employed outside the U.S. are eligible to participate in the Plan or to receive any type of Award hereunder; (B) determine which non-U.S.-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (C) modify the terms and conditions of any Awards made to such Employees, Directors, and/or Consultants, or with respect to such non-U.S.-based Affiliates or operations; and (D) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Administrator to comply with Applicable Laws of the non-U.S. jurisdiction. The Committee shall not, however, have the power or authority to amend the Plan with respect to the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 3(a), increase the Award limits as set forth in Sections 6, 7 and 8; or lengthen the term of an Option set forth in Section 6(d); and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors and Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Options.

(a) Designation of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, will be treated as Non-Qualified Stock Options. For the purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted.

(b) Conditions of Option. Subject to the terms of the Plan, the Administrator will determine the provisions, terms and conditions of each Option including, but not limited to, the Option vesting schedule, form of payment upon exercise of the Option and satisfaction of any performance criteria.

(c) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any individual in any Fiscal Year shall be 4,000,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 13. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an individual, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the individual. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(d) Term of Option. The Administrator will determine the term of each Option in its sole discretion, provided the term of an Option will not be more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price, Consideration and Taxes.

(i) Exercise Price. The exercise price for an Option shall be as follows:

(A) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(B) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) Notwithstanding the foregoing, the Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A) cash;

(B) check;

(C) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(D) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price; or

(E) any combination of the foregoing methods of payment.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.

(A) Any Option granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(B) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company or its designated agent (e.g., the exclusive, captive broker) in accordance with the terms of the Option, from the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designated agent, or the appropriate exercise/sale transaction has been executed under subsection 6(e)(ii)(D) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate in uncertificated form promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate in uncertificated form is issued, except as provided in the Award Agreement or Section 13, below.

To the extent that reporting of United States taxable income with respect to an Option exercise under subsections 6(e)(ii)(A)-(C) above is based on the fair market value of the underlying Shares on the date of exercise, the Company shall use the Fair Market Value on the day the Option is deemed exercised in accordance with this Section 6(f)(B), that is the closing sales price (see Section 2(u)) on the day the written notice of exercise and full payment for the Shares (i.e., cashier’s check, money order, Shares (pursuant to subsection 6(e)(ii)(C) above) or readily available funds) are received by the Company or its designated agent. In the case of an exercise under subsection 6(e)(ii)(D) above, the United States taxable income will be calculated using the actual sales price of the underlying Shares subject to the Option.

(ii) Exercise of Option Following Termination of Employment, Director or Consulting Relationship.

(A) An Option may not be exercised after the termination date of such Option set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the Award Agreement). Options shall be exercisable for a period of ninety (90) days following termination generally, and for a period of five hundred forty-seven (547) days following termination due to death of the Grantee or three hundred sixty-five (365) days following termination due to the disability of the Grantee (or, in each case, such other period of time as is determined by the Administrator, which such determination in the case of an Incentive Stock Option shall be made at the time of grant of the Option). Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Grantee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(B) All Options shall terminate to the extent not exercised on the last day of the period specified in paragraph (A) above or the last day of the original term of the Option, whichever occurs first.

(C) Any Option designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(iii) Exercise of Option Following Termination of Employment, Director or Consulting Relationship. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant with the Company for any reason other than disability or death (but not in the event of an Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only within ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. If the Grantee should die within ninety (90) days after the date of such termination, the Grantee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option to the extent that the Grantee was entitled to exercise it at the date of such termination within five hundred forty-seven (547) days of the Grantee’s date of death (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement). In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the ninety-first (91st) day following such change of status. Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(iv) Disability of Grantee. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant as a result of his or her disability, Grantee may, but only within three hundred sixty-five (365) days from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(v) Death of Grantee. In the event of the death of a Grantee, the Option may be exercised at any time within five hundred forty-seven (547) days following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement except as otherwise provided for in subsection (vi) below)), by the Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Grantee was entitled to the Option at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert the Plan unless otherwise determined by the Administrator. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Grantee will receive more than an aggregate of 2,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated, or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Grantee begins providing services to the Company or any of its Affiliates), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria, provided the period for measuring such performance will cover at least twelve (12) months. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided by the Administrator. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year, no Grantee will receive more than an aggregate of 2,000,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Grantee. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Grantee will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Grantee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

11. Performance Goals. Awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; free cash flow, free cash flow per Share, market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; Share price; or total return to stockholders. The Performance Goals for a Grantee will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Grantee to Grantee and from Award to Award. Prior to the Determination Date, the Administrator will determine whether to make any adjustments to the calculation of any Performance Goal with respect to any Grantee for any significant or extraordinary events affecting the Company and both before and after taking into account equity based compensation charges. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

14. Corporate Transactions/Changes in Control/Subsidiary Dispositions.

(a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Subsidiary Disposition or at the time of an actual Corporate Transaction, Change in Control or Subsidiary Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee within a specified period following the effective date of the Change in Control or Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

(b) The portion of any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

15. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Grantee’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Company will have no obligation to permit exercise of an Award or to issue any Shares or cash pursuant to an Award, unless and until either the exercise of the Award or the issuance of Shares or cash pursuant thereto is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, issuance, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company will have no liability to any Grantee or transferee for exercising the foregoing right not to permit exercise or issue or deliver Shares or cash.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Grantee with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. Date of an Award. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination will be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 20 of the Plan, the amendment and restatement of the Plan shall become effective upon its adoption by the Board on November 24, 2009. It shall thereafter continue in effect until August 11, 2015, unless terminated earlier under Section 18 of the Plan.

18. Amendment, Suspension or Termination of the Plan.

(a) The Administrator may at any time amend, suspend or terminate the Plan. To the extent required to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. Notwithstanding the foregoing, the Company shall, at all times, obtain stockholder approval prior to implementing any (i) exchange offer in which any outstanding

Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) would be cancelled in exchange for new Awards of any kind or (ii) offer to purchase any outstanding Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) for any amount of cash, in each case, based on a new valuation of the Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) subject to such offer after their original grant dates.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

19. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval. The Plan, as amended and restated on November 24, 2009, will be subject to approval by the stockholders of the Company within twelve (12) months after such date; provided that, in the event such approval is not obtained within twelve (12) months after such date, the Plan as in effect prior to November 24, 2009 shall continue in effect until August 11, 2015, unless terminated earlier under Section 18 of the Plan. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

MAXIM INTEGRATED PRODUCTS, INC. ATTN: MARK CASPER 120 SAN GABRIEL DRIVE SUNNYVALE, CA 94086 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M27291-P00986 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MAXIM INTEGRATED PRODUCTS, INC. Our board of directors recommends that you vote these shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the ratification of our independent registered public accounting firm for the 2011 fiscal year, (3) “FOR” the ratification and approval of an amendment to our 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares, and (4) “FOR” the ratification and approval of an amendment to our Amended and Restated 1996 Equity Plan to increase the number of shares available for issuance thereunder by 7,000,000 shares. Vote on Directors 1. To elect seven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The seven director nominees are as follows: 01) Tunc Doluca 05) Robert E. Grady 02) B. Kipling Hagopian 06) William D. Watkins 03) James R. Bergman 07) A. R. Frank Wazzan 04) Joseph R. Bronson To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check the box unless you want to exercise cumulative voting. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the appointment of Deloitte & Touche LLP as Maxim’s independent registered public accounting firm for the fiscal year ending June 25, 2011. 3. To ratify and approve an amendment to Maxim’s 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares. 4. To ratify and approve an amendment to Maxim’s Amended and Restated 1996 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 7,000,000 shares. 5. To consider such other business as may properly come before the meeting. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

10:00 a.m., Pacific Time, on Tuesday, November 9, 2010. Meeting location: Maxim Integrated Products, Inc., Event Center 433 N. Mathilda Avenue, Sunnyvale, California 94086. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M27292-P00986 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholders hereby appoint Mark Casper and Bruce Kiddoo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of Maxim Integrated Products, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held on November 9, 2010, at 10:00 am, Pacific Time, at our Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086, and any adjournment or postponement thereof. In the election of directors, you may vote “FOR” or “WITHHOLD” with regard to all or some of the nominees or cumulate your votes as explained in the proxy statement. Votes “WITHHOLD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting but will have no other legal effect upon election of directors, as the election of a director only requires a plurality of affirmative “FOR” votes. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” CUMULATE (If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)